Exhibit 2.16

FIRST AMENDMENT TO THE PROTOCOL AND JUSTIFICATION OF THE MERGER OF COARI PARTICIPAÇÕES S.A. INTO BRASIL TELECOM S.A.

COARI PARTICIPAÇÕES S.A., a publicly-held company with head offices in the City of Rio de Janeiro, State of Rio de Janeiro, Rua Humberto de Campos 425, 8th floor – part, registered with the Treasury Ministry on the National Corporate Taxpayers’ Register under CNPJ/MF No. 04.030.087/0001-09, represented herein as set forth in its corporate by-laws (“Coari”);

and BRASIL TELECOM S.A., a publicly-held company with head offices in the City of Rio de Janeiro, Rua General Polidoro, No. 99, 5th floor/part – Botafogo, registered with the Treasury Ministry on the National Corporate Taxpayers’ Register under CNPJ/MF No. 76.535.764/0001-43, represented herein as set forth in its corporate by-laws (“BRT”);

Coari and BRT, together called simply the “Parties” or “Companies”.

WHEREAS:

(i)	on August 26, 2011 the Parties executed the “Protocol and Justification of the Merger of Coari Participações S.A. into Brasil Telecom S.A.” (the “Protocol and Justification”), in compliance with Articles 224, 225, 229, 252 of Law No. 6,404/76 (the “Brazilian Corporation Law”), which will be submitted to the general shareholders’ meetings of the companies signatories of the Protocol and Justification, under the terms of the Brazilian Corporation Law;

(ii)	the merger of Coari into BRT (the “Merger”) is one of the steps of the corporate reorganization of Oi Companies (the “Corporate Reorganization”), which is intended to permanently simplify the corporate structure and governance of the Oi Companies, by consolidating the shareholder bases of the Oi Companies in one public company with two classes of shares that will be traded in Brazil and abroad, eliminating operating costs and overhead while enhancing liquidity for all the shareholders of the Oi Companies;

(iii)	BRT is required to register the shares that it will issue in the merger of Tele Norte Leste Participaçöes S.A. with BRT (the “TNL Merger”) with the U.S. Securities and Exchange Commission (the “SEC”) under the U.S. Securities Act of 1933;

(iv)	in connection with the registration of these shares by BRT, BRT has engaged in a consultation with the SEC regarding the accounting treatment of the Merger and the TNL Merger and the SEC has required that the goodwill resulting from the acquisition of BRT by Coari be recorded in the financial statements of BRT following the Merger and the TNL Merger as stated in the unaudited pro-forma financial statements of Coari at of the base date of June 30, 2011;

(v)	as a result of the above mentioned adjustment, the book value of the net assets and the market equity value of Coari were changed in the Net Worth Appraisal of Coari and Appraisal of the Net Worth of Coari and BRT at Market Prices, which are respectively Annexes 4.1 and 4.2 of the Protocol and Justification.

Being in full and fair agreement, the Parties hereby consent to amend the Protocol and Justification, by the terms and conditions provided below.

1.	The item 4.1 of the Protocol and Justification shall read as follows:

“4.1. Net Worth Appraisal. The shares of Coari were appraised on the basis of their book value, as set forth in the audited financial statements of Coari as of the base date of June 30, 2011 (the “Base Date”). Pursuant to the provisions set forth in Articles 226 and 227 of the Brazilian Corporation Law, Apsis Consultoria Empresarial Ltda., with head offices at Rua São José, No. 90 – suite 1,082, in the City and State of Rio de Janeiro, registered with the Treasury Ministry on the National Corporate Tax-Payers’ Roll under CNPJ/MF No. 27.281.922/0001-70 (“Apsis”) was selected to conduct the appraisal of the net equity of Coari. The selection and engagement of Apsis must be ratified and approved by the shareholders of Coari and BRT. As set forth in the Equity Appraisal Report included as Annex 4.1 hereto, the book value of the net equity of Coari on the Base Date was R$ 20,707,195,170.80 (twenty billion, seven hundred and seven million, one hundred and ninety-five thousand, one hundred and seventy reais and eighty centavos), taking into account the previous partial split-off of TMAR and the acquisition of the split-off portion by Coari.”

2.	The item 4.2 of the Protocol and Justification shall read as follows:

“4.2. Appraisal of the Net Worth of Coari and BRT at Market Prices. In compliance with the provisions set forth in Article 264 of the Brazilian Corporation Law, Apsis was selected to prepare the net worth appraisal report of Coari and BRT at market prices. The appraisals of the net worth of Coari and BRT at market prices included as Annex 4.2 hereto were prepared using the same criteria and as of the Base Date (“Appraisal Report on Net Worth at Market Prices”), resulting in, solely for the purposes of Article 264 of the Brazilian Corporation Law, an Exchange Ratio of 3.262942 BRT shares for each Coari share.”

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3.	The item 6.2 of the Protocol and Justification shall read as follows:

“6.2. Composition of the Net Assets of Coari. The book value of the net assets of Coari to be acquired by BRT is R$ 15,630,282,499.78 (fifteen billion, six hundred thirty million, two hundred eighty-two thousand, four hundred ninety-nine reais and seventy eight centavos), of which R$ 2,701,227,693.42 (two billion, seven hundred one million, two hundred twenty-seven thousand, six hundred ninety-three reais and forty-two centavos) will be allocated to the increase in the equity capital of BRT and R$ 12,929,054,806.36 (twelve billion, nine hundred twenty-nine million, fifty-four thousand, eight hundred and six reais and thirty-six centavos) will be allocated to the capital reserve account of BRT”

4.	In order to reflect the adjustments on the calculation of the number of shares to be issued as a result of the Merger, items 6.1, 6.3 and 7.1 of the Protocol and Justification shall read as follows:

“6.1. Increase in the Equity Capital of BRT. The Merger will result in an increase in the equity capital of BRT in the amount of R$2,701,227,693.42 (two billion, seven hundred one million, two hundred twenty-seven thousand, six hundred ninety-three reais and forty-two centavos) through the absorption of the net assets of Coari as set forth in the Equity Appraisal Report and in compliance with the provisions set forth in Article 227, §1, of the Brazilian Corporation Law. BRT will issue 700,054,979 (seven hundred million, fifty-thousand, nine hundred seventy-nine) registered common shares and 632,069,515 (six hundred thirty-two million, sixty-nine thousand, five hundred fifteen) registered preferred shares, without par value (“Shares”), that will be distributed to the holders of Coari shares following the Split-Off”/TMAR/Coari Share Exchange, replacing the Coari shares held by such holders, which will be cancelled.”

“6.3. Composition of the Equity Capital of BRT after the Merger. As a result of the above-mentioned capital increase, the equity capital of BRT will increase to R$7,934,270,818.46 (seven billion, nine hundred thirty-four million, two hundred seventy thousand, eight hundred eighteen reais and forty-six centavos), represented by 903,478,155 (nine hundred three million, four hundred seventy-eight thousand, one hundred fifty-five) registered common shares and 1,018,435,332 (one billion, eighteen million, four hundred thirty-five thousand, three hundred thirty-two) registered preferred shares, with no par value.”

“7.1. Amendment to the BRT Corporate By-Laws. As disclosed in the Material Fact released on May 24, 2011, the Corporate Reorganization comprises, among other transactions, the merger of TNL into BRT and the Merger provided for in this Protocol and Justification, which will be both considered at a single general shareholders’ meeting of BRT, to be timely called. As a result of the merger of TNL into BRT and the Merger, the corporate by-laws of BRT must be amended in order to reflect the change in the share capital and number of shares into which BRT’s share capital is divided. Therefore, after these transactions are approved, the following proposed amendment to the main section of Article 5 of the corporate by-laws of BRT will be submitted to its shareholders:

‘Article 5 - The fully paid-in and subscribed Equity Capital is R$6,816,467,847.01 (six billion, eight hundred sixteen million, four hundred sixty-seven thousand, eight hundred forty-seven reais and one centavo), represented by 1,797,086,404 (one billion, seven hundred ninety-seven million, eighty-six thousand, four hundred four) shares, consisting of 599,008,629 (five hundred ninety-nine million, eight thousand, six hundred twenty-nine) registered common shares and 1,198,077,775 (one billion, one hundred ninety-eight million, seventy-seven thousand, seven hundred seventy-five) registered preferred shares, without par value.’”

5. All terms and conditions of the Protocol and Justification that are not expressly modified by this Amendment are hereby ratified and shall remain in full force and effect.

6. In view of the amendments set forth in this Amendment, the Parties have decided to consolidate the Protocol and Justification, which shall hereafter have the wording set forth in Annex I.

7. The terms and expressions used herein with initial capital letters have the same meaning assigned to them in the Protocol and Justification, unless otherwise expressly indicated.

8. The Parties elect the court of the judicial district of the City of Rio de Janeiro, State of Rio de Janeiro to settle all issues arising from this Protocol and Justification, waiving any other, no matter how much more privileged it may be.

BEING IN FULL AND FAIR AGREEMENT, the Parties sign this Amendment in 3 (three) copies of identical form and content for one single purpose, together with the two undersigned witnesses.

Rio de Janeiro, January 18, 2012.

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COARI PARTICIPAÇÕES S.A.

/s/ Francisco Tosta Valim Filho	/s/ Alex Waldemar Zornig
Name: Francisco Tosta Valim Filho	Name: Alex Waldemar Zornig
Position: Executive Officer	Position: Executive Officer

BRASIL TELECOM S.A.

/s/ Francisco Tosta Valim Filho	/s/ Alex Waldemar Zornig
Name: Francisco Tosta Valim Filho	Name: Alex Waldemar Zornig
Position: Executive Officer	Position: Executive Officer

Witnesses:

/s/ Iuri de Moraes Mouco	/s/ Luciana Rodrigues Lemos Barra
Name: Iuri de Moraes Mouco	Name: Luciana Rodrigues Lemos Barra
Identity Card No:	Identity Card No:

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Annex I

Consolidated Protocol and Justification

PROTOCOL AND JUSTIFICATION OF THE MERGER OF COARI PARTICIPAÇÕES S.A. INTO BRASIL TELECOM S.A.

COARI PARTICIPAÇÕES S.A., a publicly-held company with head offices in the City of Rio de Janeiro, State of Rio de Janeiro, Rua Humberto de Campos 425, 8th floor – part, registered with the Treasury Ministry on the National Corporate Taxpayers’ Register under CNPJ/MF No. 04.030.087/0001-09, represented herein as set forth in its corporate by-laws (“Coari”);

and BRASIL TELECOM S.A., a publicly-held company with head offices in the City of Rio de Janeiro, Rua General Polidoro, No. 99, 5th floor/part – Botafogo, registered with the Treasury Ministry on the National Corporate Taxpayers’ Register under CNPJ/MF No. 76.535.764/0001-43, represented herein as set forth in its corporate by-laws (“BRT”);

Coari and BRT, together called simply the “Parties” or “Companies”.

WHEREAS:

(i)	BRT is a publicly-held company that is a direct subsidiary of Coari, whose purpose is to provide telecommunications services and perform other activities that are necessary or useful for the provision of such services, in compliance with the concessions, authorizations and permits granted thereto. When pursuing its purpose, BRT may acquire third party assets, goods and rights in its net equity, as well as: (i) hold stakes in the capital of other companies, provided that it complies with the Brazilian national telecommunications policy; (ii) establish wholly-owned subsidiaries in order to perform activities encompassed by its purpose, when decentralization is recommended; (iii) undertake the importation of goods and services required to perform the activities encompassed by its purpose; (iv) provide technical assistance services to telecommunications companies performing activities of common interest; (v) undertake activities related to studies and surveys fostering the development of the telecommunications sector; (vi) execute contracts and agreements with other companies providing telecommunications services or any persons or entities, in order to ensure the operation of the services, without adversely affecting its duties and responsibilities; and (vii) perform other similar activities or activities correlated to its corporate purpose;

(ii)	Coari is a publicly-held company that is the controlling shareholder of BRT, whose purpose is to (i) control companies providing fixed public telephony services; (ii) promote, through subsidiary or associated companies, the expansion and implementation of fixed telephony services in its respective concession area; (iii) promote, undertake or guide the acquisition of funds from domestic and foreign sources, to be allocated by Coari or by its subsidiaries; (iv) promote and encourage research activities and studies addressed to the development of the fixed telephony sector; (v) provide either directly or through subsidiary or associated companies, specialized technical services related to the fixed telephony area; (vi) promote, encourage and coordinate, either directly or through subsidiary or associated companies, the training or qualification of the personnel required by the fixed telephony sector; (vii) undertake or arrange the importation of goods and services for or through subsidiary or associated companies; (viii) perform other similar activities or activities correlated to its corporate purpose; and (ix) hold stakes in the capital of other companies;

(iii)	On May 24, 2011, the Parties, together with Telemar Norte Leste S.A. (“TMAR”) and Tele Norte Leste Participações S.A. (“TNL” and together with TMAR, Coari and BRT, the “Oi Companies”) disclosed a Statement of Material Fact to the market in which they announced approval by the prior meeting of the shareholders of TNL’s parent company Telemar Participações S.A. (“TmarPart”), of instructions to the managements of the Oi Companies to conduct studies and take the steps required to implement a corporate reorganization of the Oi Companies, consisting of (i) the share exchange between TMAR and Coari, (ii) the merger of Coari into BRT, and (iii) the merger of TNL into BRT (collectively, the “Corporate Reorganization”);

(iv)	Given that the Merger (as defined below) is a transaction between a controlling shareholder and its subsidiary, the managements of TMAR and BRT have constituted independent special committees, pursuant to and for the purposes of CVM Guideline No. 35, in order to analyze and negotiate the conditions of the Merger and submit its recommendations to the Boards of Directors of the companies;

(v)	On August 1, 2011, the Oi Companies disclosed a Statement of Material Fact to the market in which they announced that the Independent Special Committees of TNL, TMAR and BRT had provided recommendations to the Boards of Directors of the Oi Companies with respect to the exchange ratios in connection with the Corporate Reorganization. On August 17, 2011, the Oi Companies disclosed a Statement of Material Fact to the market in which they announced that the Boards of Directors of the Oi Companies had determined the exchange ratios applicable to the Corporate Reorganization;

(vi)	Prior to the Merger, a joint transaction will be completed consisting of a partial split-off of TMAR, with the acquisition of the split-off portion by Coari, and a share exchange between TMAR and Coari (“Split-Off”/TMAR/Coari Share Exchange”), based on an exchange ratio of one common or preferred share of Coari in substitution for each outstanding common or preferred share of TMAR. As a result, TMAR will become a wholly-owned subsidiary of Coari, and Coari will have the same shareholding structure as TMAR does currently (except for the shares held in treasury, which will be cancelled);

(vii)	The Oi Companies have extremely complex shareholder bases, which are currently dispersed among three publicly-traded companies with a total of seven different classes of publicly traded shares; and

(viii)	The Corporate Reorganization is intended to simplify the corporate structure and governance of the Oi Companies by consolidating the shareholder bases of the Oi Companies in one public company with two classes of shares that will be traded in Brazil and abroad, eliminating operating costs and overhead while enhancing liquidity for all the shareholders of the Oi Companies;

Being in full and fair agreement, the Parties hereby execute this Protocol and Justification of the Merger of Coari Participações S.A. into Brasil Telecom S.A. (“Protocol and Justification”), in compliance with Articles 224, 225, 227 et seq. of Law No. 6,404/76 (the “Brazilian Corporation Law”), under the following terms and conditions.

CLAUSE ONE – PROPOSED TRANSACTION AND JUSTIFICATION

1.1. Proposed Transaction. The Proposed Transaction consists of the merger of Coari into its subsidiary BRT, transferring all the assets of Coari to BRT, which will become the successor of all the goods, rights and obligations of Coari, pursuant to Articles 227 of the Brazilian Corporation Law (the “Merger”).

1.2. Justification of the Merger. The Merger is one of the steps of the Corporate Reorganization, the purpose of which is to simplify the corporate structure and governance of the Oi Companies, eliminating operating costs and overhead while enhancing liquidity for all shareholders of the Oi Companies. Furthermore, the managements of Coari and BRT believe that the Merger furthers the best interests of their shareholders, particularly through (i) consolidating the shareholder bases of the Oi Companies in one public company with two classes of shares that will be traded in Brazil and abroad; (ii) simplifying the capital and corporate structures of Coari and

BRT, reducing administrative costs; (iii) aligning the interests of the shareholders of Coari and BRT; (iv) enhancing the liquidity of the shares issued by BRT; and (v) promptly eliminating the costs of separate listings of the shares of Coari and BRT, as well as costs arising from separately complying with the public disclosure requirements applicable to Coari and BRT.

CLAUSE TWO – INDEPENDENT SPECIAL COMMITEES

2.1. Pursuant to the provisions of CVM Guideline No. 35, the managements of TMAR and BRT each constituted an independent special committee to analyze and negotiate the conditions of the Merger. After independently analyzing and discussing the conditions for the Merger, based on the documents and information provided by the management of the Companies and other data publically available regarding the Oi Companies, and in compliance with the information examined and discussed with Banco Bradesco BBI S.A. and Banco Itaú BBA S.A., the independent financial advisors engaged to provide assistance with respect to the analysis of the Merger by the TMAR and BRT Independent Special Committees, respectively, the Independent Special Committees presented their conclusions to the management of the Companies, concluding that the following exchange ratios represent an appropriate appraisal of the value of the Companies and is fair for the Merger.

Original Share/Share to be distributed	Exchange Ratio*
TMAR3/BRTO3	5.1149x
TMAR5 and TMAR 6/BRTO4	4.4537x	**
TMAR5 and TMAR 6/BRTO3	3.8620x	**

*	The exchange ratios disclosed in the table above are not cumulative, as set forth in Clause 3.1.

**	The exchange ratios for TMAR5 and TMAR6/BRTO4 shares and TMAR5 and TMAR6/BRTO3 shares shall comply with the provisions established in Clause 3.1.2.

2.2. Given that following the Split-Off/TMAR/Coari Share Exchange, Coari will have the same shareholding structure as TMAR does currently (except for the shares held in treasury, which will be cancelled), the exchange ratios negotiated by the independent special committees of TMAR and BRT will be applicable to the merger of Coari into BRT.

2.2.1. In order to comply with the legal limit for the division of share capital between shares with and without voting rights, the exchange ratios recommended by the independent special committees shall be adjusted, so that the holder of each Coari preferred share will receive in exchange both common and preferred shares of BRT, as provided in the following Clause.

CLAUSE THREE – NUMBER, TYPE AND CLASS OF SHARES TO BE DISTRIBUTED TO COARI SHAREHOLDERS

3.1. Number, Type and Class of Shares to be Distributed. As a result of the Merger, BRT will distribute 5.1149 common shares of BRT in substitution for each outstanding common share of Coari, and 0.3904 common shares and 4.0034 preferred shares of BRT in substitution for each outstanding preferred share of Coari (the “Exchange Ratios”).

3.1.1. Distribution and Redemption BRT Shares Prior to the Merger. At the extraordinary general shareholders’ meeting of BRT called to consider and approve the Merger, BRT will propose the issuance of redeemable stock of BRT to be distributed exclusively to BRT shareholders prior to the Merger, which will be redeemed immediately in cash for the aggregate amount of R$1.5 billion, or the equivalent of R$2.543282 (two reais, fifty-four centavos and fraction) per share to be paid in proportion to the interest owned by each shareholder in the equity capital of BRT. The Exchange Ratio presented above has been adjusted to reflect the value of the shares of BRT to be redeemed.

3.1.2. The Exchange Ratio initially respects the classes of shares currently owned by each shareholder. However, in order to comply with the legal limit on the division of the equity capital of BRT between shares with and without voting rights, the holders of Coari preferred shares will also receive common shares issued by BRT in replacement, in the proportion of 10.11% of the value of their shares, and therefore will receive 10.11% of the announced exchange ratio of TMAR5 and TMAR6/BRTO3 (3.8620x*10.11%=0.39045x) and 89.89% of the announced exchange ratio of TMAR5 and TMAR6/BRO4 (4.4537x*89.89%=4.0034x).

3.2. Criteria Used to Determine the Exchange Ratios. The Exchange Ratios were approved by the Boards of Directors of TMAR, Coari and BRT based on the analysis and negotiations conducted by the independent special committees of TMAR and BRT, which have negotiated the conditions to the Merger, as set forth in CVM Guideline No. 35. The independent special committees based their recommendations to the Boards of Directors of TMAR, Coari and BRT on market prices of the preferred and common shares of TMAR and BRT (assuming that the value of TMAR6 shares is the same as TMAR5 shares), using as a parameter the average trading volume of these shares during the thirty (30) days prior to the date of the Statement of Material Fact that announced the Merger on May 24, 2011. The Exchange Ratios take into consideration the fact that the shares issued by BRT are liquid, the distribution of BRT redeemable shares announced in the Statement of Material Fact released on May 24, 2011, and that the valuation method of shares at market prices is the most appropriate.

3.3. Share Fractions. Fractional shares issued by BRT and distributed to individual Coari shareholders in connection with the Merger will be grouped into full shares and sold in auctions to be held on the BM&FBOVESPA – Bolsa de Valores, Mercadorias e Futuros (the “BM&FBOVESPA”), with the proceeds of such auctions, delivered to the respective shareholders after the final financial settlement of the sale of such shares in the auctions.

CLAUSE FOUR – NET WORTH APPRAISAL CRITERIA FOR BRT AND COARI

4.1. Net Worth Appraisal. The shares of Coari were appraised on the basis of their book value, as set forth in the audited financial statements of Coari as of the base date of June 30, 2011 (the “Base Date”). Pursuant to the provisions set forth in Articles 226 and 227 of the Brazilian Corporation Law, Apsis Consultoria Empresarial Ltda., with head offices at Rua São José, No. 90 – suite 1,082, in the City and State of Rio de Janeiro, registered with the Treasury Ministry on the National Corporate Tax-Payers’ Roll under CNPJ/MF No. 27.281.922/0001-70 (“Apsis”) was selected to conduct the appraisal of the net equity of Coari. The selection and engagement of Apsis must be ratified and approved by the shareholders of Coari and BRT. As set forth in the Equity Appraisal Report included as Annex 4.1 hereto, the book value of the net equity of Coari on the Base Date was R$ 20,707,195,170.80 (twenty billion, seven hundred and seven million, one hundred and ninety-five thousand, one hundred and seventy reais and eighty centavos), taking into account the previous partial split-off of TMAR and the acquisition of the split-off portion by Coari.

4.2. Appraisal of the Net Worth of Coari and BRT at Market Prices. In compliance with the provisions set forth in Article 264 of the Brazilian Corporation Law, Apsis was selected to prepare the net worth appraisal report of Coari and BRT at market prices. The appraisals of the net worth of Coari and BRT at market prices included as Annex 4.2 hereto were prepared using the same criteria and as of the Base Date (“Appraisal Report on Net Worth at Market Prices”), resulting in, solely for the purposes of Article 264 of the Brazilian Corporation Law, an Exchange Ratio of 3.262942 BRT shares for each Coari share.

4.3. Treatment of Equity Variations. Any equity variations occurring in Coari as from the Base Date until the date of the approval of the Merger will be absorbed directly by BRT.

CLAUSE FIVE – SHARES OF ONE COMPANY HELD BY ANOTHER AND SHARES HELD IN TREASURY

5.1. Treatment of Shares Issued by one Company and Held by Another Company. Upon the approval of the Merger and the resulting closure of Coari, all shares issued by BRT and held by Coari will be canceled. There are no shares issued by Coari held by BRT.

5.2. Treatment of Shares Held in Treasury. As a result of the Merger, all of the shares held by BRT in treasury prior to the Merger will be cancelled.

CLAUSE SIX – INCREASE IN THE EQUITY CAPITAL OF BRT

6.1. Increase in the Equity Capital of BRT. The Merger will result in an increase in the equity capital of BRT in the amount of R$2,701,227,693.42 (two billion, seven hundred one million, two hundred twenty-seven thousand, six hundred ninety-three reais and forty-two centavos) through the absorption of the net assets of Coari as set forth in the Equity Appraisal Report and in compliance with the provisions set forth in Article 227, §1, of the Brazilian Corporation Law. BRT will issue 700,054,979 (seven hundred million, fifty-four thousand, nine hundred seventy-nine) registered common shares and 632,069,515 (six hundred thirty-two million, sixty-nine thousand, five hundred fifteen) registered preferred shares, without par value (“Shares”), that will be distributed to the holders of Coari shares following the Split-Off”/TMAR/Coari Share Exchange, replacing the Coari shares held by such holders, which will be cancelled.

6.2. Composition of the Net Assets of Coari. The book value of the net assets of Coari to be acquired by BRT is R$ 15.630.282.499,78 (fifteen billion, six hundred thirty million, two hundred eighty-two thousand, four hundred ninety-nine reais and seventy eight centavos), of which R$2,701,227,693.42 (two billion, seven hundred one million, two hundred twenty-seven thousand, six hundred ninety-three reais and forty-two centavos) will be allocated to the increase in the equity capital of BRT and R$ 12.929.054.806,36 (twelve billion, nine hundred twenty-nine million, fifty-four thousand, eight hundred and six reais and thirty-six centavos)will be allocated to the capital reserve account of BRT.

6.3. Composition of the Equity Capital of BRT after the Merger. As a result of the above-mentioned capital increase, the equity capital of BRT will increase to R$7,934,270,818.46 (seven billion, nine hundred thirty-four million, two hundred seventy thousand, eight hundred eighteen reais and forty-six centavos), represented by 903,478,155 (nine hundred three million, four hundred seventy-eight thousand, one hundred fifty-five) registered common shares and 1,018,435,332 (one billion, eighteen million, four hundred thirty-five thousand, three hundred thirty-two) registered preferred shares, with no par value.

6.4. All the shares issued by Coari will be canceled through the Merger, being replaced by preferred and common shares to be issued by BRT, in accordance with the Exchange Ratios as adjusted as set forth in Clause 3.1.2.

CLAUSE SEVEN – AMENDMENT OF THE CORPORATE BY-LAWS OF BRT

7.1. Amendment to the BRT Corporate By-Laws. As disclosed in the Material Fact released on May 24, 2011, the Corporate Reorganization comprises, among other transactions, the merger of TNL into BRT and the Merger provided for in this Protocol and Justification, which will be both considered at a single general shareholders’ meeting of BRT, to be timely called. As a result of the merger of TNL into BRT and the Merger, the corporate by-laws of BRT must be amended in order to reflect the change in the share capital and number of shares into which BRT’s share capital is divided. Therefore, after these transactions are approved, the following proposed amendment to the main section of Article 5 of the corporate by-laws of BRT will be submitted to its shareholders:

“Article 5 – The fully paid-in and subscribed Equity Capital is R$6,816,467,847.01(six billion, eight hundred sixteen million, four hundred sixty-seven thousand, eight hundred forty-seven reais and one centavo), represented by 1,797,086,404 (one billion, seven hundred ninety-seven million, eighty-six thousand, four hundred four) shares, consisting of 599,008,629 (five hundred ninety-nine million, eight thousand, six hundred twenty-nine) registered common shares and 1,198,077,775 (one billion, one hundred ninety-eight million, seventy-seven thousand, seven hundred seventy-five) registered preferred shares, without par value.”

CLAUSE EIGHT – REASONS FOR THE MERGER

8.1. Reasons for the Merger. The Merger is one of the steps of the Corporate Reorganization and the managements of the Oi Companies believe that the Merger is an essential step of the Corporate Reorganization and that the Merger furthers the best interests of Coari, BRT and their shareholders, particularly through:

(i)	simplifying the corporate structure, which is currently extremely complex and includes three publicly-held companies with seven different classes of publicly traded shares, and governance of the Oi Companies by consolidating the shareholder bases of the Oi Companies in one public company with two classes of shares that will be traded in Brazil and abroad;

(ii)	reduce operational, administrative and financial costs following the consolidation of the general management of the Oi Companies, the simplification of their capital structure, and the improvement of their ability to attract investments and access the capital markets;

(iii)	aligning the interests of the shareholders of Coari and BRT;

(iv)	enhancing the liquidity of the shares issued by BRT; and

(v)	eliminating the costs of separate listings of the shares of Coari and BRT, as well as those costs arising from separately complying with the public disclosure requirements applicable to Coari and BRT.

CLAUSE NINE – TYPES OF SHARES TO BE ISSUED TO THE COARI SHAREHOLDERS

9.1. Shares to be Issued to the Coari Shareholders. The holders of common shares of Coari will receive common shares of BRT and holders of preferred shares of Coari will receive common and preferred shares of BRT, in order to maintain the required proportion between the common and preferred shares of BRT. The common and preferred shares of BRT to be distributed to the Coari shareholders will entitle them to the same rights as those conferred by the other common shares and preferred shares of BRT, respectively, including full receipt of dividends and/or interest on shareholders` equity that may be declared by BRT after the date on which the Merger is approved.

CLAUSE TEN –WITHDRAWAL RIGHTS

10.1. Withdrawal Rights of the Shareholders of Coari. Pursuant to the provisions set forth in Article 137 of the Brazilian Corporation Law, shareholders of Coari that do not approve the Merger, through dissent, abstention or not attending the extraordinary general shareholders` meeting of Coari called to consider the Merger, are entitled to withdrawal rights, unless the shares owned by such shareholders possess liquidity and dispersal in the market, under the terms of Article 137, II of the Brazilian Corporation Law, which is not the case of the shares issued by Coari. In order for the exercise the withdrawal rights to be effective, the shareholders of Coari must exercise their withdrawal rights with respect to the totality of the shares owned by them at the time of the general shareholders’ meeting of Coari that approves the Merger.

10.1.1. Shareholders owning Coari common and preferred shares will have withdrawal rights.

10.1.2. A shareholder of Coari must specifically express its intention to exercise its withdrawal rights within 30 (thirty) days after the publication date of the minutes of the General Shareholders` Meeting of Coari at which the Merger is approved.

10.2. Value of Reimbursement to Coari Shareholders. Shareholders of Coari that dissent at the general shareholders’ meeting of Coari which will consider the Merger will have the right to be reimbursed for their Coari shares at the value of R$56.3622 (fifty-six reais, thirty-six centavos and fraction) per share, corresponding to the equity value of Coari as set forth on the balance sheet, dated as of June 30, 2011, to be approved at the extraordinary shareholders’ meeting that considers the Merger.

10.4.1. Given that the Exchange Ratios proposed to the non-controlling shareholders of Coari for the Merger, as set forth in Clause 3.1, is more favorable then the one resulting from the comparison of the net worth of Coari and BRT at market prices provided in the Appraisal Report on Net Worth at Market Prices, pursuant to the § 3 of Article 264 of the Brazilian Corporation Law, the dissenting shareholders at the extraordinary general shareholders’ meeting of Coari called to consider the Merger will not be able to elect to receive a reimbursement value calculated based on the net worth at market prices in exchange for their withdrawn shares, and will only be able to receive a reimbursement value based on the equity value of Coari as indicated above.

10.3. Payment of Reimbursement. The payment of the reimbursement value for the withdrawn shares will depend on the effective completion of the Merger, as set forth in Article 230 of the Brazilian Corporation Law. In accordance with Article 137 of the Brazilian Corporation Law, the reimbursement of the value of the withdrawn shares will be assured only in respect of shares for which the shareholder was proven to be the owner at the close of trading on May 24, 2011, the date of publication of the Statement of Material Fact announcing the Corporate Reorganization and the Merger and which have been owned by the shareholder uninterruptedly through the effective exercise of the right of withdrawal.

10.4. Rescission of the Merger. Pursuant to Article 137 §3 of the Brazilian Corporation Law, in the event that the amount to be paid to shareholders of Coari in connection with the exercise of withdrawal rights would, in the opinion of the management of BRT, jeopardize the financial stability of BRT, the Merger may be rescinded through a proposal presented by the management of BRT.

CLAUSE ELEVEN – APPROVAL BY THE GENERAL SHAREHOLDERS` MEETINGS OF COARI AND BRT

11.1. General Shareholders’ Meetings. In order to approve the Merger, general shareholders’ meetings of Coari and BRT will be held to consider the Merger. The Merger will be considered by the same general shareholders’ meetings of BRT that will be held to consider the merger of TNL and BRT.

CLAUSE TWELVE – GENERAL PROVISIONS

12.1. Cessation of Existence of Coari. Upon the effective completion of the Merger, Coari will cease to exist, and BRT will absorb all the assets, rights, goods, obligations and responsibilities of Coari.

12.2. Auditing of the Financial Statements of Coari and BRT. In compliance with Article 12 of CVM Instruction No. 319/99, the financial statements of Coari and BRT dated as of June 30, 2011 that served as the basis for the Merger were audited by Deloitte Touche Tohmatsu.

12.3. Documents Available to the Shareholders. All the documents mentioned in this Protocol and Justification, as well as all the other documents already available at this moment, such as reports of the Independent Special Committees and of their advisors, will be available to the respective Coari and BRT shareholders as required by applicable law and regulation, and may be reviewed by such shareholders at the following addresses: (i) Rua General Polidoro 99, 5th floor, Botafogo, City of Rio de Janeiro, State of Rio de Janeiro; and (ii) Rua Humberto de Campos 425, 5th floor (part), Leblon, City of Rio de Janeiro, State of Rio de Janeiro. These documents will also be available at the websites of the CVM (www.cvm.gov.br), BM&FBOVESPA (www.bmfbovespa.com.br) and the Investor Relations websites of the Companies (www.oi.net.br/ri).

12.4. Notification of the Merger to the Authorities. The Merger is being analyzed by the Brazilian Telecommunications Industry Regulator (“ANATEL”). Any other necessary communications related to the Merger will be submitted to the relevant government authorities in compliance with the governing law.

12.5. Registration with the U.S. Securities and Exchange Commission (the “SEC”). Although we are relying on an exemption from the registration requirements under the U.S. Securities Act of 1933, as amended, in connection with the Merger, we will file a registration statement with the SEC in connection with the merger of TNL into BRT. As a result, the general shareholders’ meetings that will consider the Merger will only be called after such registration statement has been declared effective by the SEC. At this moment, without adverse effects to the partial disclosure of some data and information related to the Corporate Reorganization, the materials set forth in CVM Instruction No. 481/09 and CVM Instruction No. 319/99, including the Material Fact provided for in CVM Instruction No. 319/99, will also be fully disclosed.

12.6. Approval of the Corporate Reorganization. The Corporate Reorganization assumes the share exchange between TMAR and Coari and the mergers of both Coari and TNL into BRT will occur on the same date, together and inseparable one from the others, and as a result, the completion of each of these transactions, including the Merger, will be conditioned on the approval of the other transactions.

12.7. Survival of Valid Clauses. Should any clause, provision, term or condition of this Protocol and Justification be deemed invalid, the other clauses, provisions, terms and conditions hereof will not be adversely affected by such invalidation.

12.8. Election of Courts of Law. The Central Law Court of the Rio de Janeiro State Court District is hereby elected to settle all issues arising from this Protocol and Justification, waiving any other, no matter how much more privileged it may be.

*    *    *    *    *

Annex 4.1

Equity Appraisal Report

REPORT:	RJ-0690/11-01

BASE DATE:	June 30, 2011

REQUESTING PARTY:	BRASIL TELECOM S.A., with its head office located at Rua General Polidoro, nr. 99, 5th floor, in Botafogo, in the city and state of Rio de Janeiro, registered with the General Roster of Corporate Taxpayers (CNPJ) under Nr. 76.535.764/0001-43, hereinafter referred to as BRT.

OBJECT:	COARI PARTICIPAÇÕES S.A., with its head office located at Humberto de Campos nr. 425 8th floor (parte), in Leblon, in the City and State of Rio De Janeiro, registered with the General Roster of Corporate Taxpayers (CNPJ) under Nr. 04.030.087/0001-09, hereinafter referred to as COARI.

PURPOSE:	To assess the book value of COARI shares in connection with the merger of COARI with and into BRT, in accordance with articles 226 and 227 and pursuant to Law No. 6,404, of Dec/15/1976 (Corporate Law).

Report RJ-0690/11-01

Report RJ-0690/11-01

1. INTRODUCTION

APSIS CONSULTORIA EMPRESARIAL Ltda., hereinafter referred to as APSIS, with its head office located at Rua da Assembléia, nr. 35, 12th floor, in the City and State of Rio de Janeiro, registered with the General Roster of Corporate Taxpayers (CNPJ) under No 08.681.365/0001-30, was appointed to assess the book value of COARI shares in connection with the merger of COARI with and into BRT, pursuant to Law No. 6,404 of 12/15/1976 (Corporate Law).

In preparing this report, we used data and information provided by third parties, in the form of documents and verbal interviews with the client. Estimates used in this process are based on documents and information which include, among others, the following:

•	Balance Sheet of COARI as of June 30, 2011.

•	Detailed debt of TMAR incorporated by COARI (Attachment 1)

APSIS has recently performed appraisals for publicly-held companies, for various purposes, of the following companies:

•	AMÉRICA LATINA LOGÍSTICA DO BRASIL S/A

•	BANCO PACTUAL S/A

•	CIMENTO MAUÁ S/A

•	ESTA-EMPRESA SANEADORA TERRITORIAL AGRÍCOLA S/A.

•	GEODEX COMMUNICATIONS DO BRASIL S/A

•	GERDAU S/A

•	HOTÉIS OTHON S/A

•	IBEST S/A

•	L.R. CIA.BRAS.PRODS.HIGIENE E TOUCADOR S/A

•	LIGHT SERVIÇOS DE ELETRICIDADE S/A

•	LOJAS AMERICANAS S/A

•	REPSOL YPF BRASIL S/A

•	TAM TRANSPORTES AÉREOS MERIDIONAL S/A

•	WAL PETROLEO S/A

The APSIS team in charge of preparing this report comprises the following professionals:

•	AMILCAR DE CASTRO Commercial Director Bachelor of Laws

•	ANA CRISTINA FRANÇA DE SOUZA Managing Partner Civil engineer, post-graduated in Accounting Sciences (CREA/RJ 91.1.03043-4)

•	ANTONIO REIS FILHO Director Civil Engineer, MSc in Business Management (CREA/SP 107.169)

•	BETINA DENGLER Project Manager

•	CARLOS MAGNO ANTUNES SANCHES Project Manager

•	CLAUDIO MARÇAL DE FREITAS Accountant (CRC/RJ 55029/O-1)

•	FELLIPE FRANCO ROSMAN Project Manager

•	JOÃO ARTHUR PAES DE MIRANDA SANTOS Project Manager

•	LUIZ PAULO CESAR SILVEIRA Director Mechanical Engineer, MSc in Business Management (CREA/RJ 89.1.00165-1)

•	MARGARETH GUIZAN DA SILVA OLIVEIRA Director Civil Engineer (CREA/RJ 91.1.03035-3)

•	RENATA POZZATO CARNEIRO MONTEIRO Project Manager

•	RICARDO DUARTE CARNEIRO MONTEIRO Managing Partner Civil Engineer, post-graduated in Economic Engineering (CREA/RJ 30137-D)

•	SÉRGIO FREITAS DE SOUZA Director Economist (CORECON/RJ 23521-0)

•	WASHINGTON FERREIRA BRAGA Accountant (CRC/RJ 024100-6/ CVM 6734)

Report RJ-0690/11-01

2. PRINCIPLES AND QUALIFICATIONS

This report strictly complies with the fundamental principles described below:

•	The consultants and appraisers do not have any direct or indirect interest in the merger, nor are there any other relevant circumstances which may characterize a conflict of interest.

•	To the best of the consultants’ knowledge and belief, the analyses, opinions and conclusions expressed in this Report are based on data, diligence, research and surveys that are true and correct.

•	This Report presents all the limiting conditions imposed by the adopted methodologies, which affect the analyses, opinions and conclusions contained therein.

•	APSIS professional fees are not in any way whatsoever subject to the conclusions of this report.

•

APSIS assumes full responsibility for the matter of Appraisal Engineering, including implicit appraisals, and for the exercise of its honorable duties, primarily established in the appropriate laws, codes or regulations.

•	In this report, it is assumed that the information received from third parties is correct, and the sources thereof are contained in this Report.

•	This Report was prepared by APSIS and no one other than the consultants themselves prepared the analyses and respective conclusions.

•

For projection purposes, we start with the premise of the inexistence of liens or encumbrances of any nature, whether judicial or extrajudicial, affecting the companies in question, other than those listed in this Report.

•

This Report complies with the specifications and criteria prescribed by USPAP (Uniform Standards of Professional Appraisal Practice), in addition to the requirements imposed by different bodies and regulations, where applicable, such as: Finance Ministry, the Central Bank of Brazil, Banco do Brasil, CVM (Brazilian Securities and Exchange Commission), SUSEP (Superintendence of Private Insurance), RIR (Income Tax Regulations), etc.

•

The managers of the companies involved did not direct, restrict, hinder or take any actions which have or may have compromised access to, use or knowledge of information, assets, documents, or work methods applicable to the quality of the respective conclusions contained herein.

Report RJ-0690/11-01

3. RESPONSIBILITY LIMITS

•

To prepare this report, APSIS used historic data and information, audited by third parties or unaudited, and unaudited projected data provided in writing or verbally by the company’s management or obtained from the sources mentioned. Therefore, APSIS has assumed as true the data and information obtained for this report and does not have any responsibility in connection with its truthfulness.

•	The scope of this work did not include an audit of the financial statements or a revision of the work performed by the company’s auditors.

•	Our work was developed for use by the requesting party in connection with the previously described objectives.

•	We do not take responsibility for occasional losses to the requesting party or to other parties as a result of the use of data and information provided by the company and contained herein.

Report RJ-0690/11-01

4. APPRAISAL METHODOLOGY

Analysis of the previously mentioned supporting documents designed to ascertain whether bookkeeping was accurately conducted and was in compliance with the legal, regulatory, normative, statutory and contractual provisions which govern the matter, within the scope of “Generally Accepted Accounting Principles and Conventions”.

We examined the balance sheet of COARI, as well as all other documents required for the preparation of this report, which was prepared on the basis of COARI balance sheet for the period ending June 30, 2011.

It was ascertained that the assets and liabilities of COARI have been duly accounted for.

Report RJ-0690/11-01

5. NET EQUITY APPRAISAL

We examined the accounting books of COARI, as well as all other documents required for the preparation of this report.

The experts have ascertained that the book net equity value of COARI in connection with the merger of COARI with and into BRT is R$ 20,707,195,170.80 (twenty billion, seven hundred million, one hundred ninety five thousand, one hundred seventy reais and eighty cents), as of June 30, 2011.

Report RJ-0690/11-01

COARI PARTICIPAÇÕES S.A.	ACCOUNTING STATEMENT
BALANCE SHEET- (REAIS)	BALANCE AS OF 6/30/2011	SUBSEQUENT EVENT (1)	SUBSEQUENT EVENT (2)	SUBSEQUENT EVENT (3)	PRO FORMA BALANCE
CURRENT ASSETS	938,789,070.54	0.00	0.00	0.00		938,789,070.54
NON-CURRENT ASSETS	15,447,002,224.69	0.00	20,468,201,465.96	-57,340,623.02		35,857,863,067.63
LONG TERM ASSETS	932.88	0.00	0.00	0.00		932.88
PERMANENT	15,447,001,291.81	0.00	20,468,201,465.96	-57,340,623.02		35,857,862,134.75
INVESTMENTS	15,447,001,291.81	0.00	20,468,201,465.96	-57,340,623.02		35,857,862,134.75
- Brasil Telecom S.A.	15,447,001,291.81	0.00	0.00	-57,340,623.02		15,389,660,668.79
- Telemar Norte Leste S.A.	0.00	0.00	20,468,201,465.96	0.00		20,468,201,465.96

TOTAL ASSETS	16,385,791,295.23	0.00	20,468,201,465.96	-57,340,623.02		36,796,652,138.17

CURRENT LIABILITIES	761,830.57	1,074,598,034.67	0.00	0.00		1,075,359,865.24
Loans and Financing	0.00	1,074,598,034.67	0.00	0.00		1,074,598,034.67
Other Current Liabilities	761,830.57	0.00	0.00	0.00		761,830.57
NON-CURRENT LIABILITIES	2,514,781.74	15,011,582,320.39	0.00	0.00		15,014,097,102.13
LONG TERM LIABILITIES	2,514,781.74	15,011,582,320.39	0.00	0.00		15,014,097,102.13
Loans and Financing	2,513,017.98	15,011,582,320.39	0.00	0.00		15,014,095,338.37
Other Non-Current Liabilities	1,763.76	0.00	0.00	0.00		1,763.76
EQUITY	16,382,514,682.92	-16,086,180,355.06	20,468,201,465.96	-57,340,623.02		20,707,195,170.80
Capital	15,789,243,643.02	-14,358,752,355.06	20,468,201,465.96	0.00		21,898,692,753.92
Capital Reserves Available	0.00	0.00	0.00	0.00		0.00
Profit Reserves	1,727,428,000.00	-1,727,428,000.00	0.00	0.00		0.00
Equity Valuation Adjustments	-956,872,215.41	0.00	0.00	-57,340,623.02		-1,014,212,838.43
Net Income	-177,284,744.69	0.00	0.00	0.00		-177,284,744.69

TOTAL LIABILITIES AND SHAREHOLDERS EQUITY	16,385,791,295.23	0.00	20,468,201,465.96	-57,340,623.02		36,796,652,138.17

- Net Book Equity Value for COARI					R$	20,707,195,170.80
- COARI Investments in shares of BRT					-R$	5,076,912,671.02

- Net Book Equity Value to be incorporated in BRT					R$	15,630,282,499.78

(1)	Incorporation of the portion of the shareholders’ equity of TMAR which was split-off.
(2)	Represents the share exchange between TMAR and COARI
(3)	Represents reversal of negative goodwill recorded as a result of the acquisition of Brasil Telecom in January 2009 for a purchase price which was less than the book value of its assets.

Report RJ-0690/11-01

6. CONCLUSION

Considering the verifications performed on the previously mentioned documents and based on APSIS’ analyses, the experts have concluded that the book net equity value of COARI in connection with the merger of COARI with and into BRT is equivalent to R$ 20,707,195,170.80 (twenty billion, seven hundred seven million, one hundred ninety five thousand, one hundred seventy reais and eighty cents). Considering that the net assets merged into BRT is represented shares of stock of BRT owned by COARI; therefore, the net assets to be merged into BRT will result in a reduction of BRT’s capital of R$ 15,630,282,499.78 (fifteen billion, six hundred thirty million, two hundred eighty two thousand, four hundred ninety nine reais and seventy eight cents) as of June 30, 2011.

Having concluded Report RJ-0690/11-01, which consists of 10 (ten) pages typed on one side and 02 (two) attachments, APSIS Consultoria Empresarial Ltda., CRC/RJ 005112/0-9 and CORECON/RJ RF/2.052-4, a company specializing in the appraisal of assets, legally represented by the signatories below, makes itself available for any clarifications which may be necessary.

Rio de Janeiro, January 5, 2012.

AMILCAR DE CASTRO Director	ERIVALDO ALVES DOS SANTOS FILHO Accountant (CRC/RJ 100990/0-1)

Report RJ-0690/11-01

7.    LIST OF ATTACHMENTS

1.	SUPPORTING DOCUMENTS

2.	GLOSSARY AND APSIS’ PROFILE

SÃO PAULO - SP Av. Angélica, 2503, Conj. 42 Consolação, CEP: 01227-200 Tel.: + 55 11 3666.8448 Fax: + 55 11 3662-5722	RIO DE JANEIRO - RJ Rua da Assembleia, nº 35, 12º andar Centro, CEP: 20011-001 Tel.: + 55 21 2212.6850 Fax: + 55 21 2212.6851

Report RJ-0690/11-01

ATTACHMENT 1

Specifications of the Liabilities of the Split-Off Portion

BOND

Outstanding balance			2,818,280,659.76

Transaction costs to appropriate			(295,242,773.83)

Total balance of related hedges			553,560,913.34

Total indebtedness			3,076,598,799.27

List of related hedging contracts

Transaction	Treasury	Counterparty	Fair Value
50000000096	073/2009	Morgan Stanley	29,385,118.88
50000000098	080/2009	Merrill Lynch	19,684,119.03
50000000099	081/2009	JP Morgan	11,318,737.75
50000000100	083/2009	Merrill Lynch	21,810,749.07
50000000103	198/2009	Morgan Stanley	36,925,528.23
50000000109	086/2009	JP Morgan	21,504,961.25
50000000110	087/2009	JP Morgan	14,336,640.81
50000000112	102/2009	Santander	25,918,754.71
50000000114	020/2010	Deutsche Bank	13,758,745.76
50000000115	021/2010	Standard	23,620,913.91
50000000118	024/2010	Deutsche Bank	19,712,839.48
50000000184	FWD137	HSBC	24,056,463.50
50000000186	FWD135	Deutsche Bank	24,135,261.07
50000000187	FWD139	BNP Paribas	24,371,653.79
50000000190	FWD136	Itaú BBA	48,191,724.60
50000000191	FWD141	Itaú BBA	24,233,758.04
50000000192	FWD145	Itaú BBA	24,125,411.38
50000000194	FWD140	Bradesco	24,371,653.79
50000000197	FWD143	Santander	22,384,954.36
50000000198	FWD138	Morgan Stanley	24,361,804.09
50000000205	FWD151	Merrill Lynch	8,562,505.85
50000000214	FWD153	HSBC	11,242,542.76
50000000218	FWD157	Merrill Lynch	5,620,291.42
50000000220	FWD155	Santander	5,494,057.79
50000000223	FWD159	Morgan Stanley	7,326,872.89
50000000225	FWD164	Santander	10,260,873.19
50000000227	FWD162	Citibank	3,426,748.40
50000000229	FWD166	Itaú BBA	5,678,553.08
50000000232	FWD170	Santander	5,382,389.58
50000000234	FWD168	Goldman & Sachs	5,309,562.49
50000000236	FWD172	Goldman & Sachs	7,046,722.39
50000000204	002/2011	Merrill Lynch	—
50000000209	001/2011	Morgan Stanley	—
50000000211	003/2011	Morgan Stanley	—
50000000210	004/2011	Merrill Lynch	—
50000000212	007/2011	Goldman & Sachs	—

Liabilities (cont.)

BOND 750 M

Outstanding balance			1,747,218,402.34

Transaction costs to appropriate			(23,566,979.55)

Total balance of related hedges			24,579,375.75

Total indebtedness			1,748,230,798.54
List of related hedging contracts

Transaction	Treasury	Counterparty	Fair Value
	FWD181	HSBC	—
	FWD182	Merrill Lynch	—
50000000221	FWD160	Deutsche Bank	24,579,375.75
50000000237	FWD173	Deutsche Bank	—
50000000238	FWD174	BNP Paribas	—
50000000239	FWD175	HSBC	—
50000000240	FWD176	Merrill Lynch	—
50000000241	FWD177	HSBC	—
50000000242	FWD178	HSBC	—
50000000243	FWD179	Merrill Lynch	—
50000000244	FWD180	Merrill Lynch	—

BOND – Citibank

Outstanding balance			226,247,840.06

Transaction costs to appropriate			(19,803,067.42)
Total balance of related hedges			—

Total indebtedness			206,444,772.64

DEBENTURE 7 YEARS CDI + 0.55%

Outstanding balance			560,979,560.54
Transaction costs to appropriate			—
Total balance of related hedges			—

Total indebtedness			560,979,560.54
List of related hedging contracts

Transaction	Treasury	Counterparty	Fair Value
50000000068	001/2007	Citibank	—

PUBLIC DEBENTURE 2010 5TH ISSUANCE – 1ST SERIES

Outstanding balance			1,798,777,554.99

Transaction costs to appropriate			(8,345,267.02)
Total balance of related hedges			—

Total indebtedness			1,790,432,287.97

Liabilities (cont.)

PUBLIC DEBENTURE 2010 5TH ISSUANCE – 2ND SERIES

Outstanding balance	269,424,445.82

Transaction costs to appropriate	(1,397,991.59)
Total balance of related hedges	—

Total indebtedness	268,026,454.23

BNDES Direct TJLP05 7 IP

Outstanding balance	9,483,526.73
Transaction costs to appropriate	—
Total balance of related hedges	—

Total indebtedness	9,483,526.73

BNDES Direct TJLP05 Tranche A

Outstanding balance	20,700,839.87
Transaction costs to appropriate	—
Total balance of related hedges	—

Total indebtedness	20,700,839.87

BNDES Direct TJLP05 Tranche B

Outstanding balance	5,177,170.72
Transaction costs to appropriate	—
Total balance of related hedges	—

Total indebtedness	5,177,170.72

BNDES Direct TJLP05 Tranche C

Outstanding balance	808,000.69
Transaction costs to appropriate	—
Total balance of related hedges	—

Total indebtedness	808,000.69

BNDES Direct TJLP06 Tranche A (1)

Outstanding balance	866,900,682.52
Transaction costs to appropriate	—
Total balance of related hedges	—

Total indebtedness	866,900,682.52

BNDES Direct TJLP06 Tranche A (2)

Outstanding balance	281,640,651.26
Transaction costs to appropriate	—
Total balance of related hedges	—

Total indebtedness	281,640,651.26

Liabilities (cont.)

BNDES Direct TJLP06 Tranche B

Outstanding balance	48,548,836.84
Transaction costs to appropriate	—
Total balance of related hedges	—

Total indebtedness	48,548,836.84

BNDES Direct TJLP OI

Outstanding balance	128,299,255.09
Transaction costs to appropriate	—
Total balance of related hedges	—

Total indebtedness	128,299,255.09

PRIVATE DEBENTURE (CREDITOR: OI)

Outstanding balance	4,001,070,650.34
Transaction costs to appropriate	—
Total balance of related hedges	—

Total indebtedness	4,001,070,650.34

PRIVATE DEBENTURE (CREDITOR: BRT CELULAR)

Outstanding balance	2,055,843,794.61
Transaction costs to appropriate	—
Total balance of related hedges	—

Total indebtedness	2,055,843,794.61

PRIVATE DEBENTURE (CREDITOR: COPART 4)

Outstanding balance	1,016,994,273.20
Transaction costs to appropriate	—
Total balance of related hedges	—

Total indebtedness	1,016,994,273.20

Totals
Outstanding balance	15,856,396,145.38
Transaction costs to appropriate	(348,356,079.41)
Total balance of related hedges	578,140,289.09

Total indebtedness	16,086,180,355.06

ATTACHMENT 2

ABL - Gross Leasable Area

ABNT - Brazilian Technical Standards Association

Allocated Codes - serial number (grades or weights) to differentiate the quality features of properties.

Allotment - subdivision of a tract of land into lots for buildings with the opening of new thoroughfares, or the extension, modification or expansion of existing ones.

Amortization - systematic allocation of the depreciable value of an asset over its useful life.

Apparent Age - estimated age of a property according to its characteristics and conservation status at the time of inspection.

Asset - a resource controlled by the entity as a result of past events from which future economic benefits are expected for the entity.

Asset Approach - valuation of companies where all assets (including those not accounted for) have their values adjusted to the market. Also known as market net equity.

Base Date - specific date (day, month and year) of application of the assessment value.

Basic Infrastructure - urban rainwater drainage equipment, street lighting, sewage system, drinking water, public and home electricity supply and access routes.

BDI - a percentage that indicates the benefits and overhead costs applied to the direct cost of construction.

Best Use of the Property - the most economically appropriate use of a certain property according to its characteristics and surroundings, respecting legal limitations.

Beta - a systematic risk measure of a share; price trend of a particular share to be correlated with changes in a given index.

Book Value - the value at which an asset or liability is recognized on the balance sheet.

Building Standard - the quality of the improvements according to the specifications of design, materials, workmanship and performance effectively used in construction.

Business Combination - union of separate entities or businesses producing financial statements of a single reporting entity. Transaction or other event by which an acquirer obtains control of one or more businesses, regardless of the legal form of operation.

Business Risk - uncertainty of realization of expected future returns of the business resulting from factors other than financial leverage.

CAPEX (Capital Expenditure) - fixed asset investments.

Capitalization - conversion of a simple period of economic benefits into value.

CAPM (Capital Asset Pricing Model) - model in which the capital cost for any share or lot of shares equals the risk free rate plus risk premium provided by the systematic risk of the share or lot of shares under investigation. Generally used to calculate the Cost of Equity or the Cost of Shareholder Capital.

Capitalization Rate - any divisor used to convert economic benefits into value in a single period.

Capital Structure - composition of a company’s invested capital, between own capital (equity) and third-party capital (debt).

Cash Flow - cash generated by an asset, group of assets or business during a given period of time. Usually the term is supplemented by a qualification referring to the context (operating, non-operating, etc...).

Cash Flow on Invested Capital - cash flow generated by the company to be reverted to lenders (interest and amortizations) and shareholders (dividends) after consideration of cost and operating expenses and capital investments.

Cash-Generating Unit - smallest identifiable group of assets generating cash inflows that are largely independent on inputs generated by other assets or groups of assets.

Casualty - an event that causes financial loss.

Company - commercial or industrial entity, service provider or investment entity holding economic activities.

Conservation Status - physical status of an asset in result of its maintenance.

Control - power to direct the strategic policy and administrative management of a company.

Control Premium - value or percentage of the pro-rata value of a lot of controlling shares over the pro-rata value of non-controlling shares, which reflect the control power.

Cost - the total direct and indirect costs necessary for production, maintenance or acquisition of an asset at a particular time and situation.

Cost of Capital - Expected rate of return required by the market as an attraction to certain investment funds.

CPC - Accounting Pronouncements Committee.

Current Value - value replacement with a new value depreciated as a result of the physical state the property is in.

CVM - Securities and Exchange Commission.

Damage - damage caused to others by the occurrence of flaws, defects, accidents and crimes, among others.

Data Treatment - application of operations to express, in relative terms, the attribute differences between the market data and data of the property being assessed.

Date of Issue - closing date of the valuation report, when conclusions are conveyed to the client.

DCF (Discounted Cash Flow) - discounted cash flow.

D & A - depreciation and amortization.

Dependent Variable - variable to be explained by the independent ones.

Depreciable Value - cost of the asset, or other amount that substitutes such cost (financial statements), less its residual value

Depreciation - systematic allocation of the depreciable value of an asset during its useful life.

Dichotomous Variable - variable that assumes only two values.

Direct Production Cost - spending on inputs, including labor, in the production of goods.

Discount for Lack of Control - value or percentage deducted from the pro-rata value of 100% of the value of a company that reflects the absence of part or all of the control.

Discount for Lack of Liquidity - value or percentage deducted from the pro-rata value of 100% of the value of a company that reflects the lack of liquidity.

Discount Rate - any divisor used to convert a flow of future economic benefits into present value.

Drivers - value drivers or key variables.

EBIT (Earnings before Interest and Taxes) - earnings before interest and taxes.

EBITDA (Earnings before Interest, Taxes, Depreciation and Amortization) - earnings before interest, taxes, depreciation and amortization.

Economic Benefits - benefits such as revenue, net profit, net cash flow, etc.

Efficient Use - that which is recommendable and technically possible for the location on a reference date, among the various uses permitted by the applicable law, observing surrounding marketing trends.

Electrical Damage Value - estimated cost of the repair or replacement of parts, when the property suffers electrical damage. Values are tabulated in percentages of the Replacement Value and have been calculated through the study of equipment manuals and the expertise in corrective maintenance of Apsis technicians.

Enterprise - set of properties capable of producing revenue through marketing or economic exploitation. It can be: real estate (e.g. subdivision, commercial / residential buildings), real-estate based (e.g., hotel, shopping mall, theme parks), industrial or rural.

Enterprise Value - economic value of the company.

Equity Value - economic value of the equity.

Equivalent Construction Area - constructed area on which the unit cost equivalence of corresponding construction is applied, according to ABNT postulates.

Equivalent Depth - numerical result of the division of a lot area by its main projected front.

Expertise - technical activity performed by a professional with specific expertise to investigate and clarify facts, check the status of property, investigate the causes that motivated a particular event, appraise assets, their costs, results or rights.

Facilities - set of materials, systems, networks, equipment and operational support services for a single machine, production line or plant, according to the degree of aggregation.

Fair Market Value - value at which an asset could have its ownership exchanged between a potential seller and a potential buyer, when both parties have reasonable knowledge of relevant facts and neither is under pressure to do so.

Fair Value Less Cost to Sell - value that can be obtained from the sale of an asset or cash-generating unit less sale expenses, in a transaction between knowledgeable, willing and uninterested parties.

FCFF (Free Cash Flow to Firm) - Free cash flow to firm, or unlevered free cash flow.

Financial Lease - that which substantially transfers all the risks and benefits related to the ownership of the asset, which may or may not eventually be transferred. Leases that are not financial leases are classified as operating leases.

Fixed Asset - tangible asset available for use in the production or supply of goods or services, in third-party leasing, investments, or for management purposes, expected to be used for more than one accounting period.

Flaw - anomaly that affects the performance of products and services, or makes them inadequate to the purposes intended, causing inconvenience or material loss to the consumer.

Forced Liquidation - condition on the possibility of a compulsory sale or in a shorter period than the average absorption by the market.

Free Float - percentage of outstanding shares on the company’s total capital.

Frontage - horizontal projection of the line dividing the property and the access road; measurement of the front of a building.

Goodwill - see Goodwill based on the expectation of future profitability (goodwill).

Homogenization - treatment of observed prices by application of mathematical transformations that express, in relative terms, the differences between market data attributes and those of the property assessed.

Homogenized Area - useful or private area, or built with mathematical treatments for valuation purposes, according to criteria based on the real estate market.

IAS (International Accounting Standards) - International Accounting Standards.

IASB (International Accounting Standards Board) - International Accounting Standards Board.

Ideal Fraction - percentage owned by each of the buyers (tenants) of the land and of the building’s common items.

IFRS (International Financial Reporting Standards) - International Financial Reporting Standards, a set of international accounting pronouncements published and reviewed by the IASB.

Impairment - see Losses on devaluation

Impairment Losses (impairment) - book value of the asset that exceeds, in the case of stocks, its selling price less the cost to complete it and expense of selling it; or, in the case of other assets, their fair value less expenditure for sale.

Income Approach - valuation method for converting the present value of expected economic benefits.

Independent Variables - variables that provide a logical content to the formation of the value of the property subject to the assessment.

Indirect Production Cost - administrative and financial costs, benefits and other liens and charges necessary for the production of goods.

Influence Point - atypical point that, when removed from the sample, significantly changes the estimated parameters or the linear structure of the model.

Insurance - risk transfer guaranteed by contract whereby one party undertakes, subject to payment of premium, to indemnify another for the occurrence of casualties covered under the policy.

Insurance Value - value at which an insurance company assumes the risks, and does not apply to the land and foundations, except in special cases.

Intangible Asset - identifiable non-monetary asset without physical substance. This asset is identifiable when: it is separable, i.e., capable of being separated or divided from the entity and sold, transferred, licensed, leased or exchanged, either alone or together with the related contract, asset or liability; or originates from contractual rights or other legal rights regardless of their being transferred, separable from the entity or from other rights and obligations.

Internal Rate of Return - discount rate where the present value of future cash flow is equivalent to the cost of investment.

International Accounting Standards - standards and interpretations adopted by the IASB. They include: International Financial Reporting Standards (IFRS) International Accounting Standards (IAS) and interpretations developed by the Interpretation Committee on International Financial Reporting Standards (IFRIC) or by the former Standing Interpretations Committee (SIC).

Invested Capital - the sum of own capital and third-party capital invested in a company. Third-party capital is usually related to debt with interest (short and long-term) and must be specified within the context of the valuation.

Investment Property - property (land, building or building part, or both) held by the owner or lessee under the lease, both to receive payment of rent and for capital appreciation or both, other than for: use in the production or supply of goods or services, as well as for administrative purposes.

Investment Value - value for a particular investor based on individual interests in the property in question. In the case of business valuation, this value can be analyzed by different situations, such as the synergy with other companies of an investor, risk perceptions, future performance and tax planning.

Key Money - amount paid by the prospective tenant for signature or transfer of the lease contract, as compensation for the point of sale.

Key Variables - variables that, a priori, and traditionally have been important for the formation of property value.

Levered Beta - beta value reflecting the debt in capital structure.

Liability - present obligation that arises from past events, whereby it is hoped that the settlement thereof will result in the inflow of funds from the entity embodying economic benefits.

Liquidation Value - value of a property offered for sale on the market outside the normal process, i.e. one that would be established if the property were offered for sale separately, taking into account the costs involved and the discount required for a sale in a reduced period.

Liquidity - ability to rapidly convert certain assets into cash or into the payment of a certain debt.

Market Approach - valuation method in which multiple comparisons derived from the sales price of similar assets are adopted.

Market Data - set of information collected on the market related to a particular property.

Marketing Factor - the ratio between the market value of an asset and its reproduction cost less depreciation or replacement cost, which may be higher or lower than 1 (one).

Market Research - set of activities for identification, investigation, collection, selection, processing, analysis and interpretation of results on market data.

Maximum Insurance Value - maximum value of the property for which it is recommendable to insure it. This criterion establishes that the property whose depreciation is greater than 50% should have its Maximum Insurance Value equivalent to twice as much as the Current Value; and the property whose depreciation is with less than 50% should have its Maximum Insurance Value equivalent to the Replacement Value.

Multiple - market value of a company, share or invested capital, divided by a valuation measurement of the company (EBITDA, income, customer volume, etc...).

Net Debt - cash and cash equivalents, net position in derivatives, short-term and long-term financial debts, dividends receivable and payable, receivables and payables related to debentures, short-term and long-term deficits with pension funds, provisions, and other credits and obligations to related parties, including subscription bonus.

Non-Operating Assets - those not directly related to the company’s operations (may or may not generate revenue) and that can be disposed of without detriment to its business.

Null hypothesis in a regression model - hypothesis in which one or a set of independent variables involved in the regression model are not important to explain the variation of the phenomenon in relation to a pre-established significance level.

Operating Assets - assets that are basic to the company’s operations.

Operating Lease - that which does not substantially transfer all the risks and benefits incidental to the ownership of the asset. Leases that are not operating leases are classified as financial leases.

Parent Company - an entity that has one or more subsidiaries.

Perpetual Value - value at the end of the projective period to be added on the cash flow.

Point of Sale - intangible asset that adds value to commercial property, due to its location and expected commercial exploitation.

Population - total market data of the segment to be analyzed.

Premium for Expected Future Profitability (goodwill) - future economic benefits arising from assets not capable of being individually identified or separately recognized.

Present Value - the estimated present value of discounted net cash flows in the normal course of business.

Price - the amount by which a transaction is performed involving a property, a product or the right thereto.

Private Area - useful area plus building blocks (such as walls, pillars, etc.) and elevator hallway (in specific cases).

Property - something of value, subject to use, or that may be the object of a right, which integrates an equity.

Qualitative Variables - variables that cannot be measured or counted, only ordered or ranked, according to attributes inherent to the property (e.g., building standard, conservation status and quality of the soil).

Quantitative Variables - variables that can be measured or counted (e.g., private area, number of bedrooms and parking spaces).

Range for Real Estate Valuations - range in the vicinity of the point estimator adopted in the valuation within which to arbitrate the value of the property provided it is justified by the existence of features that are not contemplated in the model.

Re (Cost of Equity) - return required by shareholders for the capital invested.

Real Estate - property, consisting of land and any improvements incorporated thereto. Can be classified as urban or rural, depending on its location, use or to its highest and best use.

Recoverable Value - the highest fair value of an asset (or cash-generating unit) minus the cost of sales compared with its value in use.

Rd (Cost of Debt) - a measure of the amount paid for the capital earned from third parties, in the form of loans, financing, market funding, among others.

Reference Real Estate - market data with features comparable to the property assessed.

Regression Model - the model used to represent a specific phenomenon, based on a sample, considering the various influencing characteristics.

Remaining Life - Property’s remaining life.

Replacement Cost - a property’s reproduction cost less depreciation with the same function and features comparable to the property assessed.

Replacement Value for New - value based on what the property would cost (usually in relation to current market prices) to be replaced with or substituted by a new, equal or similar property.

Reproduction Cost - expense required for the exact duplication of a property, regardless of any depreciation.

Reproduction Cost Less Depreciation - a property’s reproduction cost less depreciation, considering the state it is in.

Residual Value - value of new or used asset projected for a date limited to that in which it becomes scrap, considering its being in operation during the period.

Residual Value of an Asset - estimated value that the entity would obtain at present with the sale of the asset, after deducting the estimated costs thereof, if the asset were already at the expected age and condition at the end of its useful life.

Sample - set of market data representative of a population.

Scrap Value - market value of a property’s reusable materials in disabling conditions, without their being used for production purposes.

Shareholders’ Equity at Market Prices - see Assets Approach.

Statistical Inference - part of statistical science that allows drawing conclusions about the population from a sample.

Subsidiary - entity, including that with no legal character, such as an association, controlled by another entity (known as the parent company).

Supporting Documentation - documentation raised and provided by the client on which the report premises are based.

Survey - evidence of local events through insightful observations in a property and of the factors and conditions that constitute or influence it.

Tangible Asset - physically existing asset, such as land, building, machinery, equipment, furniture and tools.

Technical Report - detailed report or technical clarification issued by a legally qualified and trained professional on a specific subject.

Total Construction Area - resulting from the sum of the real private area and the common area allocated to an independent unit, defined according to ABNT.

Urbanizable Land - land eligible to receive urban infrastructure works aiming at its efficient use, by means of the subdivision, split or implementation of a business.

Useful Area - real private area subtracted from the area occupied by walls and other building blocks that prevent or hinder its use.

Useful Economic Life - the period in which an asset is expected to be available for use, or the number of production or similar units expected to be obtained from the asset by the entity.

Valuation - act or process of determining the value of an asset.

Valuation Methodology - one or more approaches used in developing evaluative calculations for the indication of the value of an asset.

Value at Risk - representative value of the share of the property one wishes to insure and that may correspond to the maximum insurable value.

Value in Use - value of a property in operating conditions in its present state, such as the useful part of an industry, including, where relevant, the costs of design, packaging, taxes, freight and installation.

Value Plan - the graphic representation or listing of generic square meter values of land or of the real estate on the same date.

WACC (Weighted Average Cost of Capital) - model in which capital cost is determined by the weighted average of the market value of capital structure components (own and others).

Annex 4.2

Net Worth Appraisal Report

At Market Prices

REPORT:	RJ-0690/11-03

BASE DATE:	June 30, 2011

REQUESTING PARTY:

BRASIL TELECOM S.A., with its head office located at Rua General Polidoro, No. 99, 5º andar (parte), in Botafogo, in the city and state of Rio de Janeiro, registered with the General Roster of Corporate Taxpayers (CNPJ) under number 76.535.764/0001-43, hereinafter referred to as BRT; and

COARI PARTICIPAÇÕES S.A., with its head office located at Rua Humberto de Campos, No.425, 8º andar (parte), Leblon, in the city and state of Rio de Janeiro, registered with the General Roster of Corporate Taxpayers (CNPJ) under number 04.030.087/0001-09, hereinafter referred COARI.

OBJECT:	BRT and COARI, as described above.

PURPOSE:	Calculation of the Net Equity of both BRT and COARI, following the appraisal of the equity of each of these companies pursuant to the same criteria and as of the same date, at market prices, for the purposes of article 264 of Law No. 6,404 of 12/15/1976 (Corporate Law).

EXECUTIVE SUMMARY

APSIS CONSULTORIA EMPRESARIAL Ltda. (“APSIS”) was hired by BRT and COARI to calculate the Net Equity of each of BRT and COARI, following the appraisal of the equity of each of these companies pursuant to the same criteria and as of the same date, at market prices, for the purposes of article 264 of Law No. 6,404 of 12/15/1976 (Corporate Law).

The technical procedures used in this report are in accordance with the criteria set forth by appraisal standards. Appraisal calculations to assess the value of assets were devised on the basis of the income, asset and market approaches.

This report presents the market values of the companies’ assets and liabilities used to adjust the book Net Equity of each of BRT and COARI through asset approaches.

CORPORATE RESTRUCTURING OF OI GROUP: SUMMARY OF THE TRANSACTION

As described in the Statement of Material Fact published on May 24, 2011, Tele Norte Leste Participacoes SA (“TNL”), Telemar Norte Leste SA (“Telemar”), Coari Participações SA (“Coari”) and Brasil Telecom SA (“BRT”), hereinafter together referred to as the OI COMPANIES, will implement a corporate restructuring (the “Corporate Restructuring”) including the share exchange between TMAR and Coari and the mergers of Coari and TNL into BRT. As a result of the Corporate Restructuring, all current shareholders of the OI COMPANIES will become shareholders of BRT, which will change its name to OI S.A. and will be the only one of the OI COMPANIES listed on a stock market.

The charts below show the simplified corporate structure before and after the implementation of the Corporate Restructuring:

The following are the main steps of the Corporate Restructuring considered for adjustment in the financial statements of the OI COMPANIES:

1.	Issuance and Redemption of shares by BRT;

2.	Share Exchange between TMAR and COARI;

3.	Merger of COARI into BRT;

4.	Merger of TNL into BRT.

SUMMARY OF RESULTS

The tables below present an overview of the Net Equity at market prices of the companies involved in the merger of COARI into BRT, as of the base date of this report:

BRASIL TELECOM S.A.(BRT)	FINANCIAL STATEMENTS
BALANCE SHEET (THOUSAND REAIS)	BALANCE AS OF 06/30/2011	SUBSEQUENT EVENT (1)	PRO FORMA BALANCE	MARKET ADJUSTMENTS	ADJUSTED BALANCE
CURRENT ASSETS	7,162,456	-1,501,984	5,660,472	-105,381	5,555,091
LONG TERM ASSETS	12,205,796	0	12,205,796	0	12,205,796
INVESTMENTS	8,265	0	8,265	0	8,265
FIXED ASSETS	5,435,464	0	5,435,464	5,108,535	10,543,999
INTANGIBLE ASSETS	1,187,676	0	1,187,676	0	1,187,676

TOTAL ASSETS	25,999,657	-1,501,984	24,497,673	5,003,154	29,500,827

CURRENT LIABILITIES	7,427,880	-1,501,984	5,925,896	0	5,925,896
NON-CURRENT LIABILITIES	8,269,903	0	8,269,903	1,701,072	9,970,975
PARTICIPATION OF NON-CONTROLLING SHAREHOLDERS	303	0	303	97	400
EQUITY	10,301,571	0	10,301,571	3,301,985	13,603,556

TOTAL LIABILITIES AND SHAREHOLDERS EQUITY	25,999,657	-1,501,984	24,497,673	5,003,154	29,500,827

(1)	Represents amounts paid for the redemption of redeemable preferred shares of Brasil Telecom to be issued in the Corporate Restructuring.

COARI PARTICIPAÇÕES S.A.(COARI)	FINANCIAL STATEMENTS
BALANCE SHEET (THOUSAND REAIS)	BALANCE AS OF 06/30/2011	SUBSEQUENT EVENT (2)	SUBSEQUENT EVENT (3)	SUBSEQUENT EVENT (4)	PRO FORMA BALANCE	MARKET ADJUSTMENTS	ADJUSTED BALANCE
CURRENT ASSETS (1)	938,789	0	0	0	938,789	0	938,789
INVESTMENTS	15,447,002	0	20,468,201	-57,341	35,857,862	5,186,582	41,044,444
- Investments in subsidiaries:	15,447,002	0	20,468,201	-57,341	35,857,862	5,186,582	41,044,444

TOTAL ASSETS	16,385,791	0	20,468,201	-57,341	36,796,651	5,186,582	41,983,233

CURRENT LIABILITIES	763	1,074,598	0	0	1,075,361	0	1,075,361
NON-CURRENT LIABILITIES	2,515	15,011,582	0	0	15,014,097	0	15,014,097
EQUITY	16,382,513	-16,086,180	20,468,201	-57,341	20,707,193	5,186,582	25,893,775

TOTAL LIABILITIES AND SHAREHOLDERS EQUITY	16,385,791	0	20,468,201	-57,341	36,796,651	5,186,582	41,983,233

(1)	Includes amounts paid for the redemption of redeemable preferred shares of Brasil Telecom to be issued in the Corporate Restructuring.
(2)	Incorporation of the portion of the shareholders' equity of TMAR which was split-off.
(3)	Represents the share exchange between TMAR and COARI.
(4)	Represents reversal of negative goodwill recorded as a result of the acquisition of Brasil Telecom in January 2009 for a purchase price which was less than the book value of its assets.

VALUE ( THOUSAND REAIS )				BRT X COARI
RELEVANT ACCOUNTS	PRO FORMA BALANCE		ADJUSTED BALANCE
	BRT	COARI	BRT	COARI
ASSETS	24,497,673	36,796,651	29,500,827	41,983,233
CURRENT ASSETS	5,660,472	938,789	5,555,091	938,789
LONG TERM ASSETS	12,205,796	0	12,205,796	0
FIXED ASSETS	6,631,405	35,857,862	11,739,940	41,044,444

LIABILITIES AND SHAREHOLDERS EQUITY	24,497,673	36,796,651	29,500,827	41,983,233
CURRENT LIABILITIES	5,925,896	1,075,359	5,925,896	1,075,361
LONG TERM LIABILITIES	8,269,903	15,014,097	9,970,975	15,014,097
PARTICIPATION OF NON-CONTROLLING SHAREHOLDERS	303	0	400	0
EQUITY	10,301,571	20,707,193	13,603,556	25,893,775

TOTAL NUMBER OF SHARES	589,788,993	344,056,833	589,788,993	344,056,833

R$ PER SHARE *	17.466537	60.185385	23.065123	75.260167

EXCHANGE RATIO **	3.445754		3.262942

*	Adjusted to reflect the exclusion of treasury stock
**	Number of BRT shares for 1 COARI share

TABLE OF CONTENTS

1.	INTRODUCTION	9

2.	PRINCIPLES AND QUALIFICATIONS	10

3.	RESPONSIBILITY LIMITS	11

4.	APPRAISAL METHODOLOGY	12

5.	GENERAL APPRAISAL CRITERIA	14

6.	APPRAISAL OF THE NET EQUITY AT MARKET PRICE OF BrT	25

7.	APPRAISAL OF THE NET EQUITY AT MARKET PRICE OF COARI	29

8.	CONCLUSION	33

9.	ATTACHMENTS	34

1. INTRODUCTION

APSIS CONSULTORIA EMPRESARIAL Ltda. (APSIS) was appointed by BrT and COARI to calculate the Net Equity of each of BrT and COARI, following the appraisal of the equity of both companies pursuant to the same criteria and as of the same date, at market prices, for the purpose of article 264 of Law No. 6,404 of 12/15/1976 (Corporate Law).

In preparing this report, data and information supplied by third parties were used, in the form of documents and verbal interviews with the clients. The estimates used in this process are based on documents and information which include, among others, the following:

•	Bylaws or Articles of Incorporation of the companies;

•	Financial statements of the group’s companies;

•	Organization chart and corporate holdings;

•	List of permanent assets;

•	IAN (Annual Reports) and ITR (Quarterly Reports) of the companies;

•	Set of architectural plans;

•	Areas chart; and

•	Documents with technical specifications of the equipment appraised.

Inspections of the operational sites were conducted in March and April 2009.

The APSIS team responsible for the coordination and performance of this report consists of the following professionals:

•      AMILCAR DE CASTRO

 Director

 Bachelor of Laws

•      ANA CRISTINA FRANÇA DE SOUZA

 Managing Partner

 Civil Engineer, Post-graduated in Accounting
 Sciences (CREA/RJ 91.1.03043-4)

•      ANTÔNIO LUIZ FEIJÓ NICOLAU

 Project Manager

•      ANTÔNIO REIS SILVA FILHO

 Director

 Civil Engineer, Master of Business Management

 (CREA/SP 107.169)

•      BETINA DENGLER

 Project Manager

•      CARLOS MAGNO SANCHES

 Project Manager

•      CLAUDIO MARÇAL DE FREITAS

 Accountant (CRC/RJ 55029/O-1)

•      FELLIPE F. ROSMAN

 Project Manager

•      GABRIEL ROCHA VENTURIM

 Project Manager

•      LUIZ PAULO CESAR SILVEIRA

 Director

 Mechanical Engineer, Master of Business

 Management (CREA/RJ 89.1.00165-1)

•      MARGARETH GUIZAN DA SILVA OLIVEIRA

 Director

 Civil Engineer (CREA/RJ 91.1.03035-3)

•      RICARDO DUARTE CARNEIRO MONTEIRO

 Managing Partner

 Civil Engineer, Post-Graduated in Economic

 Engineering (CREA/RJ 30137-D)

•      RENATA POZZATO CARNEIRO MONTEIRO

 Project Manager

•      SERGIO FREITAS DE SOUZA

 Director

2. PRINCIPLES AND QUALIFICATIONS

This report strictly complies with the fundamental principles described below:

•	The professional fees of APSIS are not, in any way, subject to the conclusions of this report.

•	The report was prepared by APSIS and no one, other than the consultants themselves, prepared the analyses and respective conclusions.

•	In this report, it is assumed that the information received from third parties is correct, and the sources thereof are contained in this Report.

•	To the best knowledge and belief of the consultants, the analyses, opinions and conclusions presented in this Report are based on data, diligence, research and surveys that are true and correct.

•

APSIS assumes full responsibility for the matter of Appraisal Engineering, including implicit appraisals, and for the exercise of its honorable duties, primarily established in the applicable laws, codes or regulations.

•

For projection purposes, we start from the premise of the nonexistence of liens or encumbrances of any nature, whether judicial or extrajudicial, affecting the object of the relevant work, other than those listed in this report.

•

This report meets the specifications and criteria established by the standards of the Brazilian Association of Technical Standards (ABNT), the specifications and criteria established by USPAP (Uniform Standards of

Professional Appraisal Practice), in addition to the requirements imposed by different bodies, such as: the Treasury Department, the Central Bank of Brazil, CVM (the Brazilian Securities and Exchange Commission), SUSEP (Private Insurance Superintendence), etc.

•	The report presents all the restrictive conditions imposed by the methodologies adopted, which affect the analyses, opinions and conclusions contained in the same.

•

APSIS declares that neither it nor the consultants and appraisers have any direct or indirect interest in the companies contemplated in this Report, in their respective controllers, or in the transaction to which the “Protocol and Justification” refers, there being no relevant circumstances which may characterize conflict or communion of interests, whether potential or actual, towards the issuance of this Report.

•

In the course of our work, controllers and managers of the companies contemplated in this Report did not direct, limit, hinder or take any actions, which have or may have compromised access, use or knowledge of information, property, documents or work methodologies relevant to the quality of our conclusions.

•

This Report was prepared in strict compliance with the postulates set forth in the Professional Code of Ethics of CONFEA - Federal Council of Engineering, Architecture and Agronomy and of the Legal Institute of Engineering.

3. RESPONSIBILITY LIMITS

•

To prepare this report, APSIS used historic data and information, audited by third parties or unaudited, and projected unaudited data supplied in writing or verbally by the companies’ management or obtained from the sources mentioned. Therefore, APSIS assumed as true the data and information obtained for this report and does not have any responsibility in connection with its truthfulness.

•	The scope of this work did not include an audit of the financial statements or a revision of the work performed by the companies’ auditors.

•

Our work was developed for use by the applicant in connection with the previously described objectives. Therefore, it may be disclosed as part of the documents related to the Corporate Restructuring, and the mention of this work in related publications is authorized. It may also be filed with the Brazilian Securities and Exchange Commission (the “CVM”) and with the U.S. Securities and Exchange Commission (the “SEC”), as well as made available to shareholders and third parties, including through the websites of the involved companies.

•	We emphasize that understanding the conclusion of this report will require reading it and its attachments in full. Therefore, conclusions should not be drawn from a partial reading.

•

We are not responsible for occasional losses to the applicant, its shareholders, directors, creditors or to other parties as a result of the use of data and information supplied by the companies and contained in this Report.

•

The analyses and conclusions contained herein are based on several premises, held as of this date, of future operational projections, such as: macroeconomic factors, values used in the market, exchange rate variations, sale prices, volumes, market share, revenues, taxes, investments, operational margins, etc. Thus, future results may differ from any forecast or estimate contained in this Report.

•	This appraisal does not reflect events and their respective impacts, occurring after the date of issue of this Report.

4. APPRAISAL METHODOLOGY

ASSETS APPROACH - NET EQUITY AT MARKET PRICES

This methodology is derived from generally accepted accounting principles (GAAP), where financial statements are prepared based on the principle of historic or acquisition cost.

Due to this principle and to the fundamental principle of accounting, the book value of the assets of a company less the book value of its liabilities equals the book value of its net equity.

The application of this methodology contemplates, as a starting point, the book values of assets and liabilities and requires that some of these items be adjusted so as to reflect their probable realization values. The result of the application of this method may provide an initial basis for the estimate of the company’s value, as well as a useful basis of comparison with results from other methodologies.

On the other hand, the basic principles of economics allow us to create the following appraisal technique: the value defined for assets less the value defined for liabilities equals the value defined for a company’s net equity. From an appraisal perspective, the relevant value definitions are those appropriate to the purpose of the appraisal.

The assets approach, therefore, aims to appraise a company by adjusting the book value (net balance) to respective fair market values. The assets and liabilities deemed relevant are appraised for their fair market value, with a comparison made between this value and its book value (net balance).

The general appraisal criteria applicable to the adjustment of assets subject to an appraisal at market prices can be found in detail in Chapter 6 of this report.

After being duly analyzed, these adjustments are added to the book Net Equity value, in this way determining the company’s market value through the assets approach. The company’s fair market value is the Net Equity value after giving effect to the adjustments of the assets and liabilities appraised.

It is worth noting that the identification and quantification of liabilities that were neither recorded nor disclosed by the companies’ managements were not within the scope of our work.

The methodology and scope adopted in this assessment is aimed at appraising the companies’ going concern values. Therefore, expenses incurred in asset realization or liability requirements, as well as related to the companies’ bankruptcy or liquidation processes, were not contemplated in the calculations.

PRINCIPLE STEPS OF THE APPRAISAL

•	Reading and analysis of the companies’ balance sheets.

•	Analysis of asset and liability accounts recorded on the companies’ balance sheets, to identify accounts subject to adjustments, as well as calculations of their probable market values.

•	Adjustment of the companies’ fixed assets in accordance with their respective market values on the basis of equity appraisals performed by Apsis.

•	Adjustment of relevant intangible operating assets in accordance with their respective market values, on the basis of premises and appraisal criteria developed by Apsis.

•	Application of the equity method of accounting to the net equity at market value of subsidiary and affiliated companies for the purpose of calculating the value of investments.

•	Calculation of the market value of the companies’ net equity.

5. GENERAL APPRAISAL CRITERIA

This report was prepared for the purpose of complying with current legislation in connection with the Corporate Restructuring, as described in the Executive Summary of this report.

EVENTS AND ADJUSTMENTS CONTEMPLATED IN THE APPRAISAL

The financial statements considered as the basis for this report were prepared by the companies, having already fully complied with Act No. 11. 638/07. The table below shows the general criteria defined for the appraisal of each account and/or group of accounts of the companies involved in the operation.

ACCOUNT GROUP	PREMISES	APPRAISAL CRITERIA
General	Accounts whose value is less than R$500,000 reais were not analyzed; the book value was kept, with the exception of those that were consolidated in a specific group.	Market value identical to book value.

Available Funds

Represented by:

•      Cash and Banks

•      Cash Equivalents - Short-term investments, with original maturity being ninety days or less and immediately convertible into cash;

•      Financial Investments - Exclusive investment funds and private securities.

Cash equivalents and investments held by the Company and its subsidiaries are classified as held for trading and are

Market value identical to book value.

ACCOUNT GROUP	PREMISES	APPRAISAL CRITERIA
measured at their respective fair values.

Accounts Receivable from Clients

Substantially represented by:

•      Services for billing

•      Billed services

•      Sales of Goods

•      Provision for doubtful accounts constituted on the basis of individual analyses and on the analyses of groups of assets of similar risk, for which criteria for establishing the provision contemplates the ascertainment of percentiles of losses occurring in each maturity range of accounts receivable and, on the grounds of such loss percentiles, future losses are estimated over the current balance of accounts receivable.

Market value identical to book value.

Inventories	Substantially represented by cell phones and accessories for resale, net of provision for losses or for adjustments to the forecast in which they should be realized.	Market value identical to book value.

Derivatives (Assets and Liabilities)	Represented by: • “Swap cross currency” contracts US$/R$:	Market value identical to book value.

ACCOUNT GROUP	PREMISES	APPRAISAL CRITERIA

•      Active Position - US$ + 5,86%

•      Liability Position - 100% CDI

•      “Swap cross currency” contracts Iene/R$:

•      Active Position - Iene + Iene Libor 6M + 1,25%

•      Liability Position - 85% a 90% CDI

•      “Swap cross currency” contracts Iene/US$:

•      Active Position - Iene Libor 6m + 1,25%

•      Liability Position - US Libor 6m + 3,59%

Hedging operations contracted with financial institutions to minimize the risks of loans and financing contracted in foreign currency, without leverage, because of the possibility of fluctuations in exchange rates that may increase the balance of them. Portion of foreign currency debt in foreign currency 90.4% is covered by this mode of operation and financial investments in foreign currency.

The positive or negative effects in hedging transactions are measured at fair value using available information and appropriate valuation methodologies for each situation.

ACCOUNT GROUP	PREMISES	APPRAISAL CRITERIA
Deferred and Recoverable Taxes

Represented by:

•      Deferred Income Tax and Social Contribution - Calculated over temporary differences, tax losses and the negative base of social contribution, and accounted for to the extent of the existence of future taxable profit at sufficient level for the total or partial use of deferred taxes.

•      Tax Credits - Composed of:

•        ICMS (Provisional Value Added Tax)

•        IRPJ/CS (Legal Entity Income Tax/Social Contribution)

•        PIS & COFINS (Social Participation Program and Contribution to Social Security Financing)

•        Others

The ICMS recoverable originates, for the most part, from credits constituted on the acquisition of fixed assets - Complementary Law No. 102/00.

Market value identical to book value.

ACCOUNT GROUP	PREMISES	APPRAISAL CRITERIA
Judicial Deposits

Represented by the balance of judicial deposits related to contingencies, which the balances are updated monetarily. The deposits are in connection with the following contingencies:

•      Labor

•      Tax

•      Civil

Market value identical to book value.

Assets Related to Pension Funds	Represented by: • Contribution of the sponsor without right of redemption by the participants who left the Plan. • Part of the Plan’s surplus, attributed to the sponsor.	Market value identical to book value.

Available Financial Assets for Sale

Represented by the participation of 7.2% of TMAR in Portugal Telecom’s capital resulting from the acquisition of stake by subscribing for the purchase and sale of shares to term.

The investment was recorded under this heading, as required by the CPC 38.

Market value identical to book value.

Others	Substantially represented by:	• Prepaid Expenses - The balance of

ACCOUNT GROUP	PREMISES	APPRAISAL CRITERIA
• Prepaid Expenses • Advances to Suppliers • Receivables • Advances to Employees • Fiscal Benefits • Other Assets

the following prepaid expenses were cancelled:

•      Publicity and Advertisement

•      Sponsor

•      Financial charges

•      FOL

•      Directories

•      FISTEL

•      Others

•      Other Assets: Maintained the book value taking in consideration that this asset was measured at its fair value.

Participation in Subsidiary Companies	Appraised through the Equity Method of Accounting.	Balances were adjusted by the results of market value adjustments reflected in the net equities of the subsidiaries appraised.

Other Investments	Represented by other investments whose balances are stated net of provision for loss when applicable.	Market value identical to book value.

Automatic Commutation Equipment, Means of Data Communication and Transmission, Termination and	Assets of utmost importance for the business. Appraised at market prices on the basis of their replacement cost through the use of project parameters. Methodology and respective	Market value.

ACCOUNT GROUP	PREMISES	APPRAISAL CRITERIA
Infrastructure	calculations can be found in detail in Attachment 2.

Land and Buildings	Appraised at market prices, with specific appraisal reports for applicable properties. A table comprising the summary of values per property can be found in Attachment 3.	Market value.

Work in Progress	Assets whose book value is close to their market value, due to their being recent acquisitions.	Market value identical to book value.

Goodwill Surplus Value	Goodwill determined in subsidiaries not valued.	Market value identical to book value.

Intangible	Represented by: • Goodwill in subsidiaries not valued • Data Processing System • Formation of Intangibles • Others • Patents and Brands • Regulatory Licenses	For purposes of compliance with article 264 of the Lei das S / A, the analyst chose the values of historical cost as the best reference, in order to remove the influence of the projections of future scenarios present in the traditional methodologies of valuation at market prices of this group of assets.

Loans, Financing, Debentures, Derivative Financial Instruments and	Represented by: • Financial Institutions:	Market value identical to book value.

ACCOUNT GROUP	PREMISES	APPRAISAL CRITERIA
Intercompany Loans	• Local Currency • Foreign Currency • Financial and Derivative Instruments • Public Debentures

Suppliers	Substantially represented by: • Network Infrastructure Material • Transfers • Commissions on sales • Diverse Suppliers The payments end in the short-term for all obligations.	Market value identical to book value.

Taxes, Fees and Contributions

Represented by:

•      ICMS (1) (Provisional Value Added Tax)

•      PIS and COFINS (Social Participation Program and Contribution)

•      IRPJ (Legal Entity Income Tax) payable

•      Social Contribution payable

•      Others

Maintained the book value, because it did not show signs of relevant market adjustments, except for the IR / CS, for which the balance was adjusted for the effects of income tax and social contribution levied on adjustments to the market subject to such taxation.

ACCOUNT GROUP	PREMISES	APPRAISAL CRITERIA
Staff, Social Charges and Benefits	Substantially represented by: • Social Charges and Benefits • Share Option Plan • Others	Market value identical to book value.

Authorization for Exploration of Services	Substantially represented by payable values to ANATEL for grants of radiofrequency and authorization of services from SMP and concession of STFC, obtained through auctions.	Market value identical to book value.

Dividends, On Shareholders Equity Interest and Share of Net Income	Represented by dividends and interest on shareholders’ equity net of withholding Income tax when applicable, payable to controlling and non-controlling shareholders.	Market value identical to book value.

Refinancing Tax Program	• Referred to the values of the installments (REFIS 4)	Market value identical to book value.

ACCOUNT GROUP	PREMISES	APPRAISAL CRITERIA
Provision for Contingencies

Represented by the balance of provisions for Labor, Tax and Civil contingencies whose risks are classified as PROBABLE, net of judicial deposits and made on the grounds of legal requirements or caution.

In the appraisal of the company and its subsidiaries, contingencies classified pursuant to their chances of being incurred at a POSSIBLE or REMOTE risk level, are not provisioned, albeit, in some cases, similar matters may be framed in different risk-level classifications, a fact which has been justified by the peculiar factual and procedural status of each process. However, in some situations, judicial deposits are made on the grounds of legal requirements or caution.

Market value identical to book value.

Provision for Pension Funds and Other Benefits

Substantially represented by the company’s and its subsidiaries’ sponsoring of complementary social security benefit plans, relative to retirement benefits for assisted employees and participants.

For defined benefit plans, the Company and its subsidiaries have the immediate recognition of actuarial gains and losses, being made the full liabilities for plans showing deficits.

Market value identical to book value.

ACCOUNT GROUP	PREMISES	APPRAISAL CRITERIA
Other Accounts Payable	Substantially represented by : • Advances from Customers • Consortium value • Other accounts payable	Market value identical to book value.

Net Equity	• Adjustments at Market Value- Resulting from the appraisal of Assets, Rights and Obligations, appraised at market value, net of tax effects.	Adjusted by the premium paid for the valued assets net of taxes.

6. APPRAISAL OF THE NET EQUITY AT MARKET PRICE OF BRT

This report uses the assets approach for the appraisal of the Net Equity at market price of BRT. In this approach, relevant assets and liabilities were appraised so as to reflect their fair market value, according to the criteria detailed in Chapter 5.

RELEVANT ASSETS

To arrive at the value of the Consolidated Net Equity at market prices of BRT, it was necessary to appraise BRT’s relevant operating assets as they would exist following the issuance and redemption of the redeemable preferred shares of BRT.

FIXED ASSETS

Property that integrates the fixed assets relating to equipment accounts are of the utmost relevance among the set of BRT’s assets. Land and buildings are assets of secondary importance within the telephony segment. Appraisal of these assets can be found in Attachment 2 hereof and in specific reports for the main real estate, and is summarized on the following table:

BRT’S CONSOLIDATION OF FIXED ASSETS

FIXED ASSETS
Automatic switching equipment	865,203
Transmission equipments	4,392,825
Work in progress	752,668
Infrastructure	2,616,803
Buildings	1,485,224
Other assets	481,276

TOTAL	10,543,999

APPRAISAL OF OTHER ASSETS AND LIABILITIES

For other assets and liabilities of BRT, we used the criteria specified in Chapter 5, as shown on the calculation spreadsheets of Attachment 1.

VALUE OF THE NET EQUITY AT MARKET PRICE OF BRT

The table below shows the value of the Net Equity at Market Price of BRT as of the base date, with respective adjustments made in the main accounts, considering the subsequent events this report:

BRASIL TELECOM S.A.(BRT)	FINANCIAL STATEMENTS
BALANCE SHEET (THOUSAND REAIS)	BALANCE AS OF 06/30/2011	SUBSEQUENT EVENT (1)	PRO FORMA BALANCE	MARKET ADJUSTMENTS	ADJUSTED BALANCE
CURRENT ASSETS	7,162,456	-1,501,984	5,660,472	-105,381	5,555,091
LONG TERM ASSETS	12,205,796	0	12,205,796	0	12,205,796
INVESTMENTS	8,265	0	8,265	0	8,265
FIXED ASSETS	5,435,464	0	5,435,464	5,108,535	10,543,999
INTANGIBLE ASSETS	1,187,676	0	1,187,676	0	1,187,676

TOTAL ASSETS	25,999,657	-1,501,984	24,497,673	5,003,154	29,500,827

CURRENT LIABILITIES	7,427,880	-1,501,984	5,925,896	0	5,925,896
NON-CURRENT LIABILITIES	8,269,903	0	8,269,903	1,701,072	9,970,975
PARTICIPATION OF NON-CONTROLLING SHAREHOLDERS	303	0	303	97	400
EQUITY	10,301,571	0	10,301,571	3,301,985	13,603,556

TOTAL LIABILITIES AND SHAREHOLDERS EQUITY	25,999,657	-1,501,984	24,497,673	5,003,154	29,500,827

(1)	Represents amounts paid for the redemption of redeemable preferred shares of Brasil Telecom to be issued in the Corporate Restructuring.

VALUE OF BRT SHARES, AS OF THE BASE DATE, AFTER GIVING EFFECT TO THE PREVIOUS STEPS OF THE CORPORATE RESTRUCTURING

589,788,993 shares		VALUE PER SHARE
Book equity value *	R$	17.466537
Adjustment per share	R$	5.598586
Equity value adjusted at market price (1)	R$	23.065123

(1)	Adjusted to reflect the exclusion of treasury stock

7. APPRAISAL OF THE NET EQUITY AT MARKET PRICE OF COARI

This report uses the assets approach for the appraisal of the Net Equity at market price of COARI. In this approach, relevant assets and liabilities were appraised so as to reflect their fair market value, according to the criteria detailed in Chapter 5

RELEVANT ASSETS

As part of the Corporate Restructuring, TMAR and BRT will both be subsidiaries of COARI, immediately before the merger of COARI into BRT, as shown in the table below:

Therefore, to arrive at the value of the Consolidated Net Equity at market prices of COARI, it was necessary to appraise COARI’s relevant operating assets as they would exist following the share exchange between TMAR and COARI.

FIXED ASSETS

Property that integrates the fixed assets relating to equipment accounts are of the utmost relevance among the set of assets. Land and buildings are assets of secondary importance within the telephony segment. Appraisal of these assets can be found in Attachment 2 hereof and in specific reports for the main real estate, and is summarized on the following table:

TMAR’S CONSOLIDATION OF FIXED ASSETS

FIXED ASSETS
Automatic switching equipment	2,518,942
Transmission equipments	7,419,254
Work in progress	1,978,843
Infrastructure	5,740,117
Buildings	1,948,400
Other assets	624,708

TOTAL	20,230,264

APPRAISAL OF OTHER ASSETS AND LIABILITIES

For other assets and liabilities of COARI, we adopted the criteria specified in Chapter 5, as shown on the calculation spreadsheets of Attachment 1.

VALUE OF THE NET EQUITY AT MARKET PRICE OF COARI

The table below shows the value of the Net Equity at Market Price of COARI, as of the base date, with respective adjustments previously described:

COARI PARTICIPAÇÕES S.A.(COARI)	FINANCIAL STATEMENTS
BALANCE SHEET (THOUSAND REAIS)	BALANCE AS OF 06/30/2011	SUBSEQUENT EVENT (2)	SUBSEQUENT EVENT (3)	SUBSEQUENT EVENT (4)	PRO FORMA BALANCE	MARKET ADJUSTMENTS	ADJUSTED BALANCE
CURRENT ASSETS (1)	938,789	0	0	0	938,789	0	983,789
INVESTMENTS	15,447,002	0	20,468,201	-57,341	35,857,862	5,186,582	41,044,444
- Investments in subsidiaries:	15,447,002	0	20,468,201	-57,341	35,857,862	5,186,582	41,044,444

TOTAL ASSETS	16,385,791	0	20,468,201	-57,341	36,796,651	5,186,582	41,983,233

CURRENT LIABILITIES	763	1,074,598	0	0	1,075,359	0	1,075,361
NON-CURRENT LIABILITIES	2,515	15,011,582	0	0	15,014,097	0	15,014,097
EQUITY	16,382,513	-16,086,180	20,468,201	-57,341	20,707,193	5,186,582	25,893,775

TOTAL LIABILITIES AND SHAREHOLDERS EQUITY	16,385,791	0	20,468,201	-57,341	36,796,651	5,186,582	41,983,233

(1)	Includes amounts paid for the redemption of redeemable preferred shares of Brasil Telecom to be issued in the Corporate Restructuring.
(2)	Incorporation of the portion of the shareholders' equity of TMAR which was split-off.
(3)	Represents the share exchange between TMAR and COARI.
(4)	Represents reversal of negative goodwill recorded as a result of the acquisition of Brasil Telecom in January 2009 for a purchase price which was less than the book value of its assets.

VALUE OF COARI SHARES, AS OF THE BASE DATE, AFTER GIVING EFFECT TO THE PREVIOUS STEPS OF THE CORPORATE RESTRUCTURING

344,056,834 shares		VALUE PER SHARE
Book equity value	R$	60.185385
Adjustment per share	R$	15.074782
Equity value adjusted at market price	R$	75.260167

8. CONCLUSION

In the light of the analyses made of the previously mentioned documents, and on the basis of studies conducted by APSIS, the experts concluded that the rate of exchange of BRT shares for COARI shares, appraised for the values of their Net Equity at Market Prices, appraised, in turn, through the assets approach, as of June 30 2011, are:

3.262942 shares of BRT for 1 share of COARI

Having concluded Report RJ-0690/11-03, which consists of 29 (twenty nine) pages typed on one side and 4 (four) attachments and reproduced in 3 (three) original counterparts, APSIS Consultoria Empresarial Ltda., CREA/RJ 82.2.00620-1 and CORECON/RJ RF/2.052-4, a company specializing in the appraisal of assets, legally represented by the signatories below, makes itself available for any clarifications which may be necessary.

Rio de Janeiro, January 5, 2012.

Director	Project Manager

9. ATTACHMENTS

1.	VALUATION CALCULATIONS

2.	APSIS GLOSSARY AND PROFILES

SÃO PAULO - SP Av. Angélica, nº 2.503, Conj. 42 Consolação, CEP: 01227-200 Tel.: + 55 11 3666.8448 Fax: + 55 11 3662-5722	RIO DE JANEIRO - RJ Rua da Assembleia, nº. 35, 12º andar Centro, CEP: 20011-001 Tel.: + 55 21 2212.6850 Fax: + 55 21 2212.6851

ATTACHMENT 1

COARI PARTICIPAÇÕES S.A. (COARI)		FINANCIAL STATEMENTS
BALANCE SHEET (THOUSAND REAIS)		BALANCE AS OF 06/30/2011	SUBSEQUENT EVENT (1)	SUBSEQUENT EVENT (2)	SUBSEQUENT EVENT (3)	SUBSEQUENT EVENT (4)	PRO FORMA BALANCE	MARKET ADJUSTMENTS	ADJUSTED BALANCE
CURRENT ASSETS (1)		938,789	0	0	0	0	938,789	0	938,789

Cash and Cash Equivalents		195,229	740,221	0	0	0	935,450	0	935,450
Financial Applications		2,998	0	0	0	0	2,998	0	2,998
Deferred Taxes and Taxes Recoverable		341	0	0	0	0	341	0	341
Other Assets		740,221	-740,221	0	0	0	0	0	0

NON-CURRENT ASSETS		15,447,002	0	0	20,468,201	-57,341	35,857,862	5,186,582	41,044,444

LONG TERM ASSETS		0	0	0	0	0	35,857,862	5,186,582	41,044,444

PERMANENT		15,447,002	0	0	20,468,201	-57,341	35,857,862	5,186,582	41,044,444

Investments		15,447,002	0	0	20,468,201	-57,341	35,857,862	5,186,582	41,044,444

- Investments in subsidiaries:		15,447,002	0	0	20,468,201	-57,341	35,857,862	5,186,582	41,044,444

- Brasil Telecom S.A.	49.2829%	15,447,002	0	0	0	-57,341	15,389,661	1,627,312	17,016,973
- Telemar Norte Leste S.A.	100.0000%	0	0	0	20,468,201	0	20,468,201	3,559,270	24,027,471

TOTAL ASSETS		16,385,791	0	0	20,468,201	-57,341	36,796,651	5,186,582	41,983,233

COARI PARTICIPAÇÕES S.A.(COARI)	FINANCIAL STATEMENTS
BALANCE SHEET (THOUSAND REAIS)	BALANCE AS OF 06/30/2011	SUBSEQUENT EVENT (1)	SUBSEQUENT EVENT (2)	SUBSEQUENT EVENT (3)	SUBSEQUENT EVENT (4)	PRO FORMA BALANCE	MARKET ADJUSTMENTS	ADJUSTED BALANCE
CURRENT LIABILITIES	763	0	1,074,598	0	0	1,075,361	0	1,075,361

Social and Worker Obligations	10	0	0			10	0	10
Suppliers	3	0	0			3	0	3
Fiscal Obligations	750	0	0			750	0	750
Loans and Financing	0	0	1,074,598			1,074,598	0	1,074,598

NON-CURRENT LIABILITIES	2,515	0	15,011,582	0	0	15,014,097	0	15,014,097

LONG TERM LIABILITIES	2,515	0	15,011,582	0	0	15,014,097	0	15,014,097

Loans and Financing	2,513	0	15,011,582			15,014,095	0	15,014,095
Other Obligations	2	0	0			2	0	2
Provisions	0	0	0			0	0	0

EQUITY	16,382,515	0	-16,086,180	20,468,201	-57,341	20,707,193	5,186,582	25,893,775

Capital	15,789,244	0	-14,358,753	20,468,201		21,898,692	0	21,898,692
Profit Reserves	1,727,427	0	-1,727,427			0	0	0
Accumulated Profit or Loss	-177,285	0	0			-177,285	0	-177,285
Equity Valuation Adjustments	-956,873	0	0		-57,341	1,014,214	0	1,014,214
Market Adjustments	0	0	0			0	5,186,582	5,186,582

TOTAL LIABILITIES AND SHAREHOLDERS EQUITY	16,385,791	0	0	20,468,201	-57,341	36,796,651	5,186,582	41,983,233

(1) Includes amounts paid for the redemption of redeemable preferred shares of Brasil Telecom to be issued in the Corporate Restructuring.
(2) Incorporation of the portion of the shareholders’ equity of TMAR which was split-off.
(3) Represents the share exchange between TMAR and COARI.
(4) Represents reversal of negative goodwill recorded as a result of the acquisition of Brasil Telecom in January 2009 for a purchase price which was less

BRASIL TELECOM S.A. (BRT)	FINANCIAL STATEMENTS
BALANCE SHEET (THOUSAND REAIS)	BALANCE AS OF 06/30/2011	SUBSEQUENT EVENT (1)	PRO FORMA BALANCE	MARKET ADJUSTMENTS	ADJUSTED BALANCE
CURRENT ASSETS	7,162,456	-1,501,984	5,660,472	-105,381	5,555,091

Cash and Cash Equivalents	1,803,213	-1,501,984	301,229	0	301,229
Financial Applications	791,218	0	791,218	0	791,218
Receivable Accounts	1,976,689	0	1,976,689	0	1,976,689
Inventories	18,727	0	18,727	0	18,727
Deferred Taxes and Taxes Recoverable	186,036	0	186,036	0	186,036
Judicial and Blocked Deposits	1,470,051	0	1,470,051	0	1,470,051
Other Taxes	595,582	0	595,582	0	595,582
Other Assets	320,940	0	320,940	-105,381	215,559

NON-CURRENT ASSETS	18,837,201	0	18,837,201	5,108,535	23,945,736

LONG TERM ASSETS	12,205,796	0	12,205,796	0	12,205,796

Financial Applications Measured at Fair Value	12,715	0	12,715	0	12,715
Deferred Taxes	5,215,755	0	5,215,755	0	5,215,755
Credits with Related Parties	2,055,844	0	2,055,844	0	2,055,844
Judicial and Blocked Deposits	4,606,516	0	4,606,516	0	4,606,516
Other Taxes	171,625	0	171,625	0	171,625
Related Assets to Pension Funds	98,786	0	98,786	0	98,786
Other Assets	44,555	0	44,555	0	44,555

PERMANENT	6,631,405	0	6,631,405	5,108,535	11,739,940

Investments	8,265	0	8,265	0	8,265

Fixed Assets	5,435,464	0	5,435,464	5,108,535	10,543,999

- Work in Progress	752,668	0	752,668	0	752,668
- Automatic Switching Equipment	332,706	0	332,706	532,497	865,203
- Transmission and Other Equipment	2,606,674	0	2,606,674	1,786,151	4,392,825
- Infrastructure	996,149	0	996,149	1,620,654	2,616,803
- Buildings	416,005	0	416,005	1,019,219	1,435,224
- Other Assets	331,262	0	331,262	150,014	481,276

Intangible Assets	1,187,676	0	1,187,676	0	1,187,676

- Goodwill	80,494	0	80,494	0	80,494
- Data Processing System	357,616	0	357,616	0	357,616
- Regulatory Licenses	600,014	0	600,014	0	600,014
- Intangible Assets in Formation	146,705	0	146,705	0	146,705
- Other Intangible Assets	2,847	0	2,847	0	2,847

TOTAL ASSETS	25,999,657	-1,501,984	24,497,673	5,003,154	29,500,827

BRASIL TELECOM S.A. (BRT)	FINANCIAL STATEMENTS
BALANCE SHEET (THOUSAND REAIS)	BALANCE AS OF 06/30/2011	SUBSEQUENT EVENT (1)	PRO FORMA BALANCE	MARKET ADJUSTMENTS	ADJUSTED BALANCE
CURRENT LIABILITIES	7,427,880	-1,501,984	5,925,896	0	5,925,896

Social and Worker Obligations	119,433	0	119,433	0	119,433
Suppliers	1,473,807	0	1,473,807	0	1,473,807
Fiscal Obligations	96,854	0	96,854	0	96,854
Loans and Financing	1,039,312	0	1,039,312	0	1,039,312
Dividends and Interest Payable on Capital	56,528	0	56,528	0	56,528
Other Taxes	1,159,832	0	1,159,832	0	1,159,832
Refinancing Fiscal Program	37,778	0	37,778	0	37,778
Permits and Leasing Payable	115,291	0	115,291	0	115,291
Other Obligations	2,015,023	-1,501,984	513,039	0	513,039
Provisions	1,314,022	0	1,314,022	0	1,314,022

NON-CURRENT LIABILITIES	8,269,903	0	8,269,903	1,701,072	9,970,975

LONG TERM LIABILITIES	8,269,903	0	8,269,903	1,701,072	9,970,975

Loans and Financing	2,684,864	0	2,684,864	0	2,684,864
Permits and Leasing Payable	517,938	0	517,938	0	517,938
Refinancing Fiscal Program	413,055	0	413,055	0	413,055
Other Taxes	555,934	0	555,934	1,701,072	2,257,006
Other Obligations	342,083	0	342,083	0	342,083
Provisions	3,756,029	0	3,756,029	0	3,756,029

PARTICIPATION OF NON-CONTROLLING SHAREHOLDERS	303	0	303	97	400

EQUITY	10,301,571	0	10,301,571	3,301,985	13,603,556

Capital	3,731,059	1,501,984	5,233,043	0	5,233,043
Capital Reserves	4,217,934	-1,501,984	2,715,950	0	2,715,950
Profit Reserves	1,885,511	0	1,885,511	0	1,885,511
Accumulated Profit or Loss	467,067	0	467,067	0	467,067
Market Adjustments	0	0	0	3,301,985	3,301,985

TOTAL LIABILITIES AND SHAREHOLDERS EQUITY	25,999,657	-1,501,984	24,497,673	5,003,154	29,500,827

(1)	Represents amounts paid for the redemption of redeemable preferred shares of Brasil Telecom to be issued in the Corporate Restructuring.

ATTACHMENT 2

ABL - Gross Leasable Area

ABNT - Brazilian Technical Standards Association

Allocated Codes - serial number (grades or weights) to differentiate the quality features of properties.

Allotment - subdivision of a tract of land into lots for buildings with the opening of new thoroughfares, or the extension, modification or expansion of existing ones.

Amortization - systematic allocation of the depreciable value of an asset over its useful life.

Apparent Age - estimated age of a property according to its characteristics and conservation status at the time of inspection.

Asset - a resource controlled by the entity as a result of past events from which future economic benefits are expected for the entity.

Asset Approach - valuation of companies where all assets (including those not accounted for) have their values adjusted to the market. Also known as market net equity.

Base Date - specific date (day, month and year) of application of the assessment value.

Basic Infrastructure - urban rainwater drainage equipment, street lighting, sewage system, drinking water, public and home electricity supply and access routes.

BDI - a percentage that indicates the benefits and overhead costs applied to the direct cost of construction.

Best Use of the Property - the most economically appropriate use of a certain property according to its characteristics and surroundings, respecting legal limitations.

Beta - a systematic risk measure of a share; price trend of a particular share to be correlated with changes in a given index.

Book Value - the value at which an asset or liability is recognized on the balance sheet.

Building Standard - the quality of the improvements according to the specifications of design, materials, workmanship and performance effectively used in construction.

Business Combination - union of separate entities or businesses producing financial statements of a single reporting entity. Transaction or other event by which an acquirer obtains control of one or more businesses, regardless of the legal form of operation.

Business Risk - uncertainty of realization of expected future returns of the business resulting from factors other than financial leverage.

CAPEX (Capital Expenditure) - fixed asset investments.

Capitalization - conversion of a simple period of economic benefits into value.

CAPM (Capital Asset Pricing Model) - model in which the capital cost for any share or lot of shares equals the risk free rate plus risk premium provided by the systematic risk of the share or lot of shares under investigation. Generally used to calculate the Cost of Equity or the Cost of Shareholder Capital.

Capitalization Rate - any divisor used to convert economic benefits into value in a single period.

Capital Structure - composition of a company’s invested capital, between own capital (equity) and third-party capital (debt).

Cash Flow - cash generated by an asset, group of assets or business during a given period of time. Usually the term is supplemented by a qualification referring to the context (operating, non-operating, etc...).

Cash Flow on Invested Capital - cash flow generated by the company to be reverted to lenders (interest and amortizations) and shareholders (dividends) after consideration of cost and operating expenses and capital investments.

Cash-Generating Unit - smallest identifiable group of assets generating cash inflows that are largely independent on inputs generated by other assets or groups of assets.

Casualty - an event that causes financial loss.

Company - commercial or industrial entity, service provider or investment entity holding economic activities.

Conservation Status - physical status of an asset in result of its maintenance.

Control - power to direct the strategic policy and administrative management of a company.

Control Premium - value or percentage of the pro-rata value of a lot of controlling shares over the pro-rata value of non-controlling shares, which reflect the control power.

Cost - the total direct and indirect costs necessary for production, maintenance or acquisition of an asset at a particular time and situation.

Cost of Capital - Expected rate of return required by the market as an attraction to certain investment funds.

CPC - Accounting Pronouncements Committee.

Current Value - value replacement with a new value depreciated as a result of the physical state the property is in.

CVM - Securities and Exchange Commission.

Damage - damage caused to others by the occurrence of flaws, defects, accidents and crimes, among others.

Data Treatment - application of operations to express, in relative terms, the attribute differences between the market data and data of the property being assessed.

Date of Issue - closing date of the valuation report, when conclusions are conveyed to the client.

DCF (Discounted Cash Flow) - discounted cash flow.

D & A - depreciation and amortization.

Dependent Variable - variable to be explained by the independent ones.

Depreciable Value - cost of the asset, or other amount that substitutes such cost (financial statements), less its residual value

Depreciation - systematic allocation of the depreciable value of an asset during its useful life.

Dichotomous Variable - variable that assumes only two values.

Direct Production Cost - spending on inputs, including labor, in the production of goods.

Discount for Lack of Control - value or percentage deducted from the pro-rata value of 100% of the value of a company that reflects the absence of part or all of the control.

Discount for Lack of Liquidity - value or percentage deducted from the pro-rata value of 100% of the value of a company that reflects the lack of liquidity.

Discount Rate - any divisor used to convert a flow of future economic benefits into present value.

Drivers - value drivers or key variables.

EBIT (Earnings before Interest and Taxes) - earnings before interest and taxes.

EBITDA (Earnings before Interest, Taxes, Depreciation and Amortization) - earnings before interest, taxes, depreciation and amortization.

Economic Benefits - benefits such as revenue, net profit, net cash flow, etc.

Efficient Use - that which is recommendable and technically possible for the location on a reference date, among the various uses permitted by the applicable law, observing surrounding marketing trends.

Electrical Damage Value - estimated cost of the repair or replacement of parts, when the property suffers electrical damage. Values are tabulated in percentages of the Replacement Value and have been calculated through the study of equipment manuals and the expertise in corrective maintenance of Apsis technicians.

Enterprise - set of properties capable of producing revenue through marketing or economic exploitation. It can be: real estate (e.g. subdivision, commercial / residential buildings), real-estate based (e.g., hotel, shopping mall, theme parks), industrial or rural.

Enterprise Value - economic value of the company.

Equity Value - economic value of the equity.

Equivalent Construction Area - constructed area on which the unit cost equivalence of corresponding construction is applied, according to ABNT postulates.

Equivalent Depth - numerical result of the division of a lot area by its main projected front.

Expertise - technical activity performed by a professional with specific expertise to investigate and clarify facts, check the status of property, investigate the causes that motivated a particular event, appraise assets, their costs, results or rights.

Facilities - set of materials, systems, networks, equipment and operational support services for a single machine, production line or plant, according to the degree of aggregation.

Fair Market Value - value at which an asset could have its ownership exchanged between a potential seller and a potential buyer, when both parties have reasonable knowledge of relevant facts and neither is under pressure to do so.

Fair Value Less Cost to Sell - value that can be obtained from the sale of an asset or cash-generating unit less sale expenses, in a transaction between knowledgeable, willing and uninterested parties.

FCFF (Free Cash Flow to Firm) - Free cash flow to firm, or unlevered free cash flow.

Financial Lease - that which substantially transfers all the risks and benefits related to the ownership of the asset, which may or may not eventually be transferred. Leases that are not financial leases are classified as operating leases.

Fixed Asset - tangible asset available for use in the production or supply of goods or services, in third-party leasing, investments, or for management purposes, expected to be used for more than one accounting period.

Flaw - anomaly that affects the performance of products and services, or makes them inadequate to the purposes intended, causing inconvenience or material loss to the consumer.

Forced Liquidation - condition on the possibility of a compulsory sale or in a shorter period than the average absorption by the market.

Free Float - percentage of outstanding shares on the company’s total capital.

Frontage - horizontal projection of the line dividing the property and the access road; measurement of the front of a building.

Goodwill - see Goodwill based on the expectation of future profitability (goodwill).

Homogenization - treatment of observed prices by application of mathematical transformations that express, in relative terms, the differences between market data attributes and those of the property assessed.

Homogenized Area - useful or private area, or built with mathematical treatments for valuation purposes, according to criteria based on the real estate market.

IAS (International Accounting Standards) - International Accounting Standards.

IASB (International Accounting Standards Board) - International Accounting Standards Board.

Ideal Fraction - percentage owned by each of the buyers (tenants) of the land and of the building’s common items.

IFRS (International Financial Reporting Standards) - International Financial Reporting Standards, a set of international accounting pronouncements published and reviewed by the IASB.

Impairment - see Losses on devaluation

Impairment Losses (impairment) - book value of the asset that exceeds, in the case of stocks, its selling price less the cost to complete it and expense of selling it; or, in the case of other assets, their fair value less expenditure for sale.

Income Approach - valuation method for converting the present value of expected economic benefits.

Independent Variables - variables that provide a logical content to the formation of the value of the property subject to the assessment.

Indirect Production Cost - administrative and financial costs, benefits and other liens and charges necessary for the production of goods.

Influence Point - atypical point that, when removed from the sample, significantly changes the estimated parameters or the linear structure of the model.

Insurance - risk transfer guaranteed by contract whereby one party undertakes, subject to payment of premium, to indemnify another for the occurrence of casualties covered under the policy.

Insurance Value - value at which an insurance company assumes the risks, and does not apply to the land and foundations, except in special cases.

Intangible Asset - identifiable non-monetary asset without physical substance. This asset is identifiable when: it is separable, i.e., capable of being separated or divided from the entity and sold, transferred, licensed, leased or exchanged, either alone or together with the related contract, asset or liability; or originates from contractual rights or other legal rights regardless of their being transferred, separable from the entity or from other rights and obligations.

Internal Rate of Return - discount rate where the present value of future cash flow is equivalent to the cost of investment.

International Accounting Standards - standards and interpretations adopted by the IASB. They include: International Financial Reporting Standards (IFRS) International Accounting Standards (IAS) and interpretations developed by the Interpretation Committee on International Financial Reporting Standards (IFRIC) or by the former Standing Interpretations Committee (SIC).

Invested Capital - the sum of own capital and third-party capital invested in a company. Third-party capital is usually related to debt with interest (short and long-term) and must be specified within the context of the valuation.

Investment Property - property (land, building or building part, or both) held by the owner or lessee under the lease, both to receive payment of rent and for capital appreciation or both, other than for: use in the production or supply of goods or services, as well as for administrative purposes.

Investment Value - value for a particular investor based on individual interests in the property in question. In the case of business valuation, this value can be analyzed by different situations, such as the synergy with other companies of an investor, risk perceptions, future performance and tax planning.

Key Money - amount paid by the prospective tenant for signature or transfer of the lease contract, as compensation for the point of sale.

Key Variables - variables that, a priori, and traditionally have been important for the formation of property value.

Levered Beta - beta value reflecting the debt in capital structure.

Liability - present obligation that arises from past events, whereby it is hoped that the settlement thereof will result in the inflow of funds from the entity embodying economic benefits.

Liquidation Value - value of a property offered for sale on the market outside the normal process, i.e. one that would be established if the property were offered for sale separately, taking into account the costs involved and the discount required for a sale in a reduced period.

Liquidity - ability to rapidly convert certain assets into cash or into the payment of a certain debt.

Market Approach - valuation method in which multiple comparisons derived from the sales price of similar assets are adopted.

Market Data - set of information collected on the market related to a particular property.

Marketing Factor - the ratio between the market value of an asset and its reproduction cost less depreciation or replacement cost, which may be higher or lower than 1 (one).

Market Research - set of activities for identification, investigation, collection, selection, processing, analysis and interpretation of results on market data.

Maximum Insurance Value - maximum value of the property for which it is recommendable to insure it. This criterion establishes that the property whose depreciation is greater than 50% should have its Maximum Insurance Value equivalent to twice as much as the Current Value; and the property whose depreciation is with less than 50% should have its Maximum Insurance Value equivalent to the Replacement Value.

Multiple - market value of a company, share or invested capital, divided by a valuation measurement of the company (EBITDA, income, customer volume, etc...).

Net Debt - cash and cash equivalents, net position in derivatives, short-term and long-term financial debts, dividends receivable and payable, receivables and payables related to debentures, short-term and long-term deficits with pension funds, provisions, and other credits and obligations to related parties, including subscription bonus.

Non-Operating Assets - those not directly related to the company’s operations (may or may not generate revenue) and that can be disposed of without detriment to its business.

Null hypothesis in a regression model - hypothesis in which one or a set of independent variables involved in the regression model are not important to explain the variation of the phenomenon in relation to a pre-established significance level.

Operating Assets - assets that are basic to the company’s operations.

Operating Lease - that which does not substantially transfer all the risks and benefits incidental to the ownership of the asset. Leases that are not operating leases are classified as financial leases.

Parent Company - an entity that has one or more subsidiaries.

Perpetual Value - value at the end of the projective period to be added on the cash flow.

Point of Sale - intangible asset that adds value to commercial property, due to its location and expected commercial exploitation.

Population - total market data of the segment to be analyzed.

Premium for Expected Future Profitability (goodwill) - future economic benefits arising from assets not capable of being individually identified or separately recognized.

Present Value - the estimated present value of discounted net cash flows in the normal course of business.

Price - the amount by which a transaction is performed involving a property, a product or the right thereto.

Private Area - useful area plus building blocks (such as walls, pillars, etc.) and elevator hallway (in specific cases).

Property - something of value, subject to use, or that may be the object of a right, which integrates an equity.

Qualitative Variables - variables that cannot be measured or counted, only ordered or ranked, according to attributes inherent to the property (e.g., building standard, conservation status and quality of the soil).

Quantitative Variables - variables that can be measured or counted (e.g., private area, number of bedrooms and parking spaces).

Range for Real Estate Valuations - range in the vicinity of the point estimator adopted in the valuation within which to arbitrate the value of the property provided it is justified by the existence of features that are not contemplated in the model.

Re (Cost of Equity) - return required by shareholders for the capital invested.

Real Estate - property, consisting of land and any improvements incorporated thereto. Can be classified as urban or rural, depending on its location, use or to its highest and best use.

Recoverable Value - the highest fair value of an asset (or cash-generating unit) minus the cost of sales compared with its value in use.

Rd (Cost of Debt) - a measure of the amount paid for the capital earned from third parties, in the form of loans, financing, market funding, among others.

Reference Real Estate - market data with features comparable to the property assessed.

Regression Model - the model used to represent a specific phenomenon, based on a sample, considering the various influencing characteristics.

Remaining Life - Property’s remaining life.

Replacement Cost - a property’s reproduction cost less depreciation with the same function and features comparable to the property assessed.

Replacement Value for New - value based on what the property would cost (usually in relation to current market prices) to be replaced with or substituted by a new, equal or similar property.

Reproduction Cost - expense required for the exact duplication of a property, regardless of any depreciation.

Reproduction Cost Less Depreciation - a property’s reproduction cost less depreciation, considering the state it is in.

Residual Value - value of new or used asset projected for a date limited to that in which it becomes scrap, considering its being in operation during the period.

Residual Value of an Asset - estimated value that the entity would obtain at present with the sale of the asset, after deducting the estimated costs thereof, if the asset were already at the expected age and condition at the end of its useful life.

Sample - set of market data representative of a population.

Scrap Value - market value of a property’s reusable materials in disabling conditions, without their being used for production purposes.

Shareholders’ Equity at Market Prices - see Assets Approach.

Statistical Inference - part of statistical science that allows drawing conclusions about the population from a sample.

Subsidiary - entity, including that with no legal character, such as an association, controlled by another entity (known as the parent company).

Supporting Documentation - documentation raised and provided by the client on which the report premises are based.

Survey - evidence of local events through insightful observations in a property and of the factors and conditions that constitute or influence it.

Tangible Asset - physically existing asset, such as land, building, machinery, equipment, furniture and tools.

Technical Report - detailed report or technical clarification issued by a legally qualified and trained professional on a specific subject.

Total Construction Area - resulting from the sum of the real private area and the common area allocated to an independent unit, defined according to ABNT.

Urbanizable Land - land eligible to receive urban infrastructure works aiming at its efficient use, by means of the subdivision, split or implementation of a business.

Useful Area - real private area subtracted from the area occupied by walls and other building blocks that prevent or hinder its use.

Useful Economic Life - the period in which an asset is expected to be available for use, or the number of production or similar units expected to be obtained from the asset by the entity.

Valuation - act or process of determining the value of an asset.

Valuation Methodology - one or more approaches used in developing evaluative calculations for the indication of the value of an asset.

Value at Risk - representative value of the share of the property one wishes to insure and that may correspond to the maximum insurable value.

Value in Use - value of a property in operating conditions in its present state, such as the useful part of an industry, including, where relevant, the costs of design, packaging, taxes, freight and installation.

Value Plan - the graphic representation or listing of generic square meter values of land or of the real estate on the same date.

WACC (Weighted Average Cost of Capital) - model in which capital cost is determined by the weighted average of the market value of capital structure components (own and others).